UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12.

AMERICAN TOWER CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 9, 2015

Dear Stockholder:

It is a pleasure to invite you to our 2015 Annual Meeting in Boston, Massachusetts on Wednesday, May 20, 2015 at 11:00 a.m., local time, to be held in the Braemore/Kenmore Room at the Colonnade Hotel, 120 Huntington Avenue, Boston, Massachusetts 02116. We have included the official notice of meeting, proxy statement and form of proxy with this letter. The proxy statement describes in detail the matters listed in the notice of meeting.

Every stockholder vote is important. Therefore, I urge you to vote as soon as possible so that your shares will be represented at the meeting. You may vote your shares over the Internet, or if you received a paper copy of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card or voting instruction card. Voting over the Internet or by written proxy card or voting instruction card will ensure your representation at the meeting regardless of whether you attend in person. You may withdraw your proxy and vote in person at the meeting if you wish to do so.

Your Board of Directors and management look forward to greeting those of you who are able to attend.

Sincerely,

James D. Taiclet, Jr.

Chairman of the Board, President and

Chief Executive Officer

AMERICAN TOWER CORPORATION

116 Huntington Avenue

Boston, Massachusetts 02116

Notice of

2015 Annual Meeting of Stockholders

to be Held on May 20, 2015

To the Stockholders:

The 2015 Annual Meeting of Stockholders of American Tower Corporation, a Delaware corporation, will be held in the Braemore/Kenmore Room at the Colonnade Hotel, 120 Huntington Avenue, Boston, Massachusetts 02116, on Wednesday, May 20, 2015 at 11:00 a.m., local time, to consider and act upon the following matters:

1.	To elect nine Directors for the ensuing year or until their successors are elected and qualified;

2.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2015;

3.	To approve, on an advisory basis, our executive compensation; and

4.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Stockholders of record at the close of business on March 24, 2015 are entitled to notice of, and to vote at, the Annual Meeting. Our stock transfer books will remain open for the transfer of our common stock. For a period of ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available at our principal executive offices for inspection by any stockholder of record for any purpose germane to the Annual Meeting.

By order of the Board of Directors,

Edmund DiSanto
Executive Vice President, Chief Administrative Officer,
General Counsel and Secretary

Boston, Massachusetts

April 9, 2015

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE AS SOON AS POSSIBLE TO ENSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. YOU MAY VOTE YOUR SHARES OVER THE INTERNET OR BY MAIL (AS APPLICABLE) BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD OR VOTING INSTRUCTION CARD.

Page No.

GENERAL INFORMATION	1

Questions and Answers	1

Security Ownership of Certain Beneficial Owners and Management	4

PROXY SUMMARY STATEMENT	6

PROPOSAL 1-ELECTION OF DIRECTORS	9

CORPORATE GOVERNANCE	14

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS	23

Page No.

Director Compensation	52

Securities Authorized for Issuance under Equity Compensation Plans	55

PROPOSAL 2-RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	56

PROPOSAL 3-ADVISORY VOTE ON EXECUTIVE COMPENSATION	57

ADDITIONAL INFORMATION	59

Other Matters	59

Section 16(a) Beneficial Ownership Reporting Compliance	59

Proposals of Stockholders	59

Householding of Annual Meeting Materials	59

Annual Report on Form 10-K	60

AMERICAN TOWER CORPORATION

116 Huntington Avenue

Boston, Massachusetts 02116

Proxy Statement

For the 2015 Annual Meeting of Stockholders

to be Held on May 20, 2015

General Information

Questions and Answers

Q.	Why did I receive these proxy materials?

A.	These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors (Board) of American Tower Corporation, a Delaware corporation (the Company or American Tower), for use at its 2015 Annual Meeting of Stockholders (Annual Meeting) to be held on May 20, 2015, or any adjournments or postponements thereof.

The Company has made these materials available to you on the Internet or, upon your request, delivered printed versions of these materials to you by mail, because you were a stockholder as of March 24, 2015, the record date fixed by the Board, and are therefore entitled to receive notice of the Annual Meeting (Notice) and to vote on matters presented at the meeting.

Q.	Why did I receive a Notice instead of a full set of proxy materials?

A.	As permitted by rules adopted by the Securities and Exchange Commission (SEC), we are making this Proxy Statement and our Annual Report to Stockholders for the year ended December 31, 2014 available electronically via the Internet at www.proxyvote.com. Our Annual Report to Stockholders includes a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the SEC on February 24, 2015 (Form 10-K), excluding exhibits. On or about April 9, 2015, we mailed you a Notice containing instructions on how to access this Proxy Statement and our Annual Report and vote over the Internet. If you received the Notice by mail, you will not receive a printed copy of the proxy materials in the mail. The Notice instructs you on how you may submit your proxy over the Internet. If you received the Notice by mail and would like a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.

Q.	When and where is the Annual Meeting being held?

A.	The Annual Meeting will be held on Wednesday, May 20, 2015 at 11:00 a.m., local time, in the Braemore/Kenmore Room at the Colonnade Hotel, 120 Huntington Avenue, Boston, Massachusetts 02116.

Q.	Who is entitled to vote at the Annual Meeting?

A.	Holders of American Tower’s common stock (Common Stock) at the close of business on March 24, 2015, the record date fixed by the Board, may vote the shares of Common Stock that they hold on that date at the Annual Meeting. With respect to the matters submitted for vote at the Annual Meeting, each share of Common Stock is entitled to one vote. On March 24, 2015, there were 423,072,291 shares of Common Stock outstanding and entitled to vote.

Q.	What constitutes a quorum for the Annual Meeting?

A.	The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding on March 24, 2015 will constitute a quorum for the transaction of business. We will count abstentions and shares held by brokers or nominees who have not received instructions from the beneficial owner (broker non-votes) as present for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

AMERICAN TOWER CORPORATION 2015 PROXY STATEMENT

GENERAL INFORMATION

Q.	What items will be voted on at the Annual Meeting and what is the required vote?

A.	As a stockholder, you are entitled to vote on the following proposals:

•	Proposal 1—To elect the nine nominees to the Board of Directors named in this Proxy Statement;

•	Proposal 2—To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2015; and

•	Proposal 3—To approve, on an advisory basis, our executive compensation.

Directors receiving an affirmative majority of votes cast (i.e., the number of shares cast “for” a Director nominee must exceed the number of votes cast “against” that nominee) will be elected. Similarly, Proposals 2 and 3 each require an affirmative majority of the votes cast (i.e., the number of shares cast “for” the proposal must exceed the number of votes cast “against” that proposal). We will not count shares that abstain from voting on a particular matter as votes cast “for” or “against” such matter, and therefore, they will have no effect on the outcome of the vote or any of the Proposals.

Although the advisory vote on executive compensation is non-binding, our Compensation Committee of the Board of Directors (Compensation Committee) will consider and take into account the vote results in making future executive compensation determinations.

Q.	How will proxies be voted at the Annual Meeting?

A.	If you hold shares through a broker or nominee and do not provide the broker or nominee with specific voting instructions, under the rules that govern brokers or nominees in such circumstances, your broker or nominee will have the discretion to vote such shares on routine matters, but not on non-routine matters. As a result:

•	Your broker or nominee will not have the authority to exercise discretion to vote such shares with respect to Proposals 1 and 3, because the New York Stock Exchange (NYSE) rules treat these matters as non-routine. Accordingly, such broker non-votes will have no effect on the outcome of the vote on these proposals.

•	Your broker or nominee will have the authority to exercise discretion to vote such shares with respect to Proposal 2, because that matter is treated as routine under the NYSE rules.

Broker non-votes will be counted as present for purposes of determining the presence or absence of a quorum.

If you are a registered stockholder and no instructions are indicated on a properly executed proxy card submitted by you, the shares represented by the proxy will be voted FOR each of Proposals 1, 2 and 3, and in accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the Annual Meeting, or any adjournments or postponements thereof.

Q.	How do I cast a vote?

A.	You may vote by any one of the following means:

•	By Internet—Stockholders who received a Notice about the Internet availability of our proxy materials may submit proxies over the Internet by following the instructions on the Notice. Stockholders who received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

•	By Mail—Stockholders who received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying self-addressed envelope. No postage is necessary if mailed in the United States.

•	In person, at the Annual Meeting—Stockholders who hold shares in their name as the stockholder of record may vote in person at the Annual Meeting. Stockholders who are beneficial owners but not stockholders of record may vote in person at the Annual Meeting only with a legal proxy obtained from their broker, trustee or nominee, as applicable.

AMERICAN TOWER CORPORATION 2015 PROXY STATEMENT

GENERAL INFORMATION

Properly completed and submitted proxy cards and voting instruction cards, and proxies properly completed and submitted over the Internet, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein.

Q.	Can I change my mind after I vote?

A.	Yes. You can change your vote at any time before your proxy is voted at the Annual Meeting. To revoke your proxy, you must:

•	file an instrument of revocation with our Secretary, at our principal executive offices, 116 Huntington Avenue, Boston, Massachusetts 02116;

•	mail a new proxy card dated after the date of the proxy you wish to revoke to our Secretary at our principal executive offices;

•	submit a later dated proxy over the Internet in accordance with the instructions set forth on the Internet voting website; or

•	if you are a stockholder of record, or you obtain a legal proxy from your broker, trustee or nominee, as applicable, attend the Annual Meeting and vote in person.

If not revoked, we will vote the proxy at the Annual Meeting in accordance with your instructions indicated on the proxy card or voting instruction card or, if submitted over the Internet, as indicated on the submission.

Q.	Who bears the cost of this proxy solicitation?

A.	We bear all proxy solicitation costs. In addition to solicitations by mail, our Board, our officers and our regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, electronic transmission and personal interviews. We will request brokers, banks, custodians and other fiduciaries to forward proxy soliciting materials to the beneficial owners of Common Stock. We will reimburse them for their reasonable out-of-pocket expenses incurred in connection with distributing proxy materials.

Q.	What do I need to do now?

A.	You should carefully read and consider the information contained in this Proxy Statement. It contains important information about American Tower that you should consider prior to casting your vote.

AMERICAN TOWER CORPORATION 2015 PROXY STATEMENT

GENERAL INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to us as of March 24, 2015 with respect to the shares of Common Stock beneficially owned as of such date by:

•	each member of our Board of Directors;

•	each executive officer named in the Summary Compensation Table included in this Proxy Statement;

•	all Directors and executive officers as a group; and

•	each person known by us to beneficially own more than 5% of our outstanding Common Stock.

We determined the number of shares of Common Stock beneficially owned by each person under rules promulgated by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares that the individual or entity had the right to acquire within sixty days of March 24, 2015. Accordingly, the number of shares set forth below includes shares underlying vested stock options and restricted stock units (RSUs) or stock options that are expected to vest prior to May 23, 2015, which we collectively refer to below as presently vested equity. All percentages with respect to our Directors and executive officers are based on the shares of Common Stock outstanding as of March 24, 2015. Except as noted below, each holder has sole voting and investment power with respect to all shares of Common Stock listed as beneficially owned by that holder.

Name and Address of Beneficial Owner	Number of Shares	Percent of Common Stock

Directors and Named Executive Officers
James D. Taiclet, Jr.(1)	1,386,290	*
Thomas A. Bartlett(2)	126,383	*
Edmund DiSanto(3)	389,291	*
Raymond P. Dolan(4)	46,679	*
Ronald M. Dykes(5)	57,905	*
William H. Hess(6)	207,524	*
Carolyn F. Katz(7)	67,620	*
Gustavo Lara Cantu(8)	32,303	*
Craig Macnab(9)	9,222	*
Steven C. Marshall(10)	413,325	*
JoAnn A. Reed(11)	71,679	*
Pamela D.A. Reeve(12)	66,679	*
David E. Sharbutt(13)	55,714	*
Samme L. Thompson(14)	74,937	*
All Directors and executive officers as a group (16 persons)(15)	3,584,794	*

Five Percent Stockholders(16)
BlackRock, Inc.(17)	27,452,969	6.49%
55 East 52nd Street, New York, New York 10022
T. Rowe Price Associates, Inc.(18)	26,410,808	6.24%
100 E. Pratt Street, Baltimore, Maryland 21201

AMERICAN TOWER CORPORATION 2015 PROXY STATEMENT

GENERAL INFORMATION

*	Less than 1%

(1)	Includes 169,985 shares of Common Stock beneficially owned by Mr. Taiclet and presently vested equity with respect to an aggregate of 1,216,305 shares of Common Stock.

(2)	Includes 44,541 shares of Common Stock beneficially owned by Mr. Bartlett and presently vested equity with respect to an aggregate of 81,842 shares of Common Stock.

(3)	Includes 76,631 shares of Common Stock beneficially owned by Mr. DiSanto and presently vested equity with respect to an aggregate of 312,660 shares of Common Stock.

(4)	Includes 9,853 shares of Common Stock beneficially owned by Mr. Dolan and presently vested equity with respect to an aggregate of 36,826 shares of Common Stock.

(5)	Includes 21,079 shares of Common Stock beneficially owned by Mr. Dykes and presently vested equity with respect to an aggregate of 36,826 shares of Common Stock.

(6)	Includes 53,539 shares of Common Stock beneficially owned by Mr. Hess and presently vested equity with respect to an aggregate of 153,985 shares of Common Stock.

(7)	Includes 10,794 shares of Common Stock beneficially owned by Ms. Katz and presently vested equity with respect to an aggregate of 56,826 shares of Common Stock.

(8)	Includes 11,796 shares of Common Stock beneficially owned by Mr. Lara and presently vested equity with respect to an aggregate of 20,507 shares of Common Stock.

(9)	Includes 1,269 shares of Common Stock beneficially owned by Mr. Macnab and presently vested equity with respect to an aggregate of 7,953 shares of Common Stock.

(10)	Includes 37,721 shares of Common Stock beneficially owned by Mr. Marshall and presently vested equity with respect to an aggregate of 375,604 shares of Common Stock.

(11)	Includes 9,853 shares of Common Stock beneficially owned by Ms. Reed and presently vested equity with respect to an aggregate of 61,826 shares of Common Stock.

(12)	Includes 9,853 shares of Common Stock beneficially owned by Ms. Reeve and presently vested equity with respect to an aggregate of 56,826 shares of Common Stock.

(13)	Includes 3,540 shares of Common Stock beneficially owned by Mr. Sharbutt and presently vested equity with respect to an aggregate of 52,174 shares of Common Stock.

(14)	Includes 18,111 shares of Common Stock beneficially owned by Mr. Thompson and presently vested equity with respect to an aggregate of 56,826 shares of Common Stock.

(15)	Includes presently vested equity with respect to an aggregate of 3,037,534 shares of Common Stock.

(16)	Based on a Schedule 13G filed on February 11, 2015, The Vanguard Group had sole voting power over 714,735 shares of Common Stock, sole dispositive power over 20,397,203 shares of Common Stock and beneficial ownership of 21,043,810 shares of Common Stock. As of March 24, 2015, such ownership no longer represents more than 5% of our outstanding Common Stock.

(17)	Based on a Schedule 13G/A filed on February 9, 2015, BlackRock, Inc. has sole voting power over 23,602,496 shares of Common Stock, sole dispositive power over 27,452,969 shares of Common Stock and beneficial ownership of 27,452,969 shares of Common Stock.

(18)	Based on a Schedule 13G/A filed on February 11, 2015, T. Rowe Price Associates, Inc. has sole voting power over 7,692,607 shares of Common Stock, sole dispositive power over 26,410,808 shares of Common Stock and beneficial ownership of 26,410,808 shares of Common Stock.

AMERICAN TOWER CORPORATION 2015 PROXY STATEMENT

Proxy Summary Statement

Below is a summary of important information you will find in this Proxy Statement. As it is only a summary, please review the complete Proxy Statement before submitting your vote.

BUSINESS PERFORMANCE

During 2014, we achieved solid core growth across our global footprint while adding new sites in existing markets and maintaining a strong balance sheet. We also remained focused on our strategic goals and business objectives and completed a number of important milestones, including:

•	Generating record levels of revenue from new business, by capitalizing on strong demand across our global asset base through the addition of new tenants and new equipment for existing tenants;

•	Successfully integrating the Global Tower Partners (GTP) portfolio several months ahead of schedule with substantially higher than expected cost synergies, which contributed to our outperformance against our initial outlook given in February 2014;

•	Adding approximately 8,450 communications sites in our legacy markets through select acquisitions of portfolios and build-to-suit construction projects, which resulted in the growth of our portfolio to over 75,000 communications sites across 12 served markets;

•	Significantly increasing our portfolio scale in Brazil by adding approximately 4,600 communications sites through our acquisition of BR Towers S.A., and entering into a definitive agreement with TIM Celular S.A. to acquire approximately 6,480 additional towers, which will strategically position the Company as the market leader in Brazil;

•	Expanding our global footprint into a new emerging market, Nigeria, through our pending acquisition of over 4,800 communications sites from Bharti Airtel;

•	Maintaining a strong balance sheet with ample liquidity to support our growth, including raising $1.4 billion in the debt capital markets and $600 million in mandatory convertible equity; and

•	Utilizing our capital allocation strategy to maximize available resources across the business portfolio to achieve targeted returns and growth on core assets, while also returning capital to our stockholders.

FINANCIAL PERFORMANCE

The following table contains key financial data demonstrating how we have continued to grow our business:

Financial Measure ($ in millions)	Fiscal Year 2014	Fiscal Year 2013	Percent Change(1)
Total Revenue	$4,100	$3,361	22%
Total Rental and Management Revenue	$4,007	$3,287	22%
Operating Income	$1,487	$1,214	22%
Cash Provided by Operating Activities	$2,135	$1,599	34%
Adjusted Funds From Operations(2)(4)	$1,815	$1,470	23%
Adjusted EBITDA(3)(4)	$2,650	$2,176	22%

(1)	Percentage change from the prior year.

(2)	We define Adjusted Funds From Operations (AFFO) as Funds From Operations, as defined by the National Association of Real Estate Investment Trusts (NAREIT FFO), before (i) straight-line revenue and expense; (ii) stock-based compensation expense; (iii) the non-cash portion of our tax provision; (iv) non-real estate related depreciation, amortization and accretion; (v) amortization of deferred financing costs, capitalized interest, debt discounts and premiums and long-term deferred interest charges; (vi) other income (expense); (vii) gain (loss) on retirement of long-term obligations; (viii) other operating income (expense); and adjustments for (ix) unconsolidated affiliates and (x) noncontrolling interest, less cash payments related to capital improvements and cash payments related to corporate capital expenditures. We define NAREIT FFO as net income before gains or losses from the sale or disposal of real estate, real estate related impairment charges, real estate related depreciation, amortization and accretion and dividends declared on preferred stock, and including adjustments for (i) unconsolidated affiliates and (ii) noncontrolling interest.

(3)	We define Adjusted EBITDA as net income before: income (loss) on discontinued operations, net; income (loss) from equity method investments; income tax benefit (provision); other income (expense); gain (loss) on retirement of long-term obligations; interest expense; interest income; other operating income (expense); depreciation, amortization and accretion; and stock-based compensation expense.

(4)	AFFO and Adjusted EBITDA are non-GAAP financial measures. Reconciliations to GAAP can be found on pages 38 and 39 of our Form 10-K.

AMERICAN TOWER CORPORATION 2015 PROXY STATEMENT

PROXY SUMMARY STATEMENT

CORPORATE GOVERNANCE

We are strongly committed to good corporate governance practices. Our Nominating and Corporate Governance Committee of our Board of Directors (Nominating Committee) continuously reviews our corporate governance practices and market trends, adopting policies that we believe enhance management oversight for the long-term benefit of our stockholders.

CORPORATE GOVERNANCE FACTS

Board and Other Governance Information	As of December 31, 2014
Size of Board	10
Average Age of Directors	61
Number of Independent Directors	9
Only Independent Directors Serve on Committees	Yes
Board Diversity (as to Gender, Race, National Origin, Experience and Skills)	Yes
Annual Election of All Directors	Yes
Majority Voting for Directors	Yes
Separate Chairman & CEO	No
Lead Independent Director	Yes
Independent Directors Meet Without Management Present	Yes
Annual Board and Committee Self-Evaluations	Yes
Annual Independent Director Evaluation of Chairman and CEO, including CEO’s Interaction with Board	Yes
Board Orientation/Continuing Education Programs	Yes
Number of Board Meetings Held in 2014	8
Average Director Attendance	At least 75%
Code of Ethics and Business Conduct Policy for Directors	Yes
Anti-Hedging and Pledging Policy	Yes
Corporate Compliance Program	Yes
Corporate Governance Committee	Yes
Disclosure Committee for Financial Reporting	Yes
Resignation Policy	Yes
Stockholder Ability to Call Special Meetings (25% ownership threshold)	Yes
Stock Ownership Guidelines for Directors and Executives	Yes
Annual Enterprise Risk Assessment	Yes
Review and Approval Policy for Related Party Transactions	Yes

EXECUTIVE COMPENSATION PHILOSOPHY

The objectives of American Tower’s pay for performance philosophy, set by the Compensation Committee, are to reward our executive officers for their leadership roles in meeting key near-term goals and objectives, while also positioning American Tower to generate sustainable long-term stockholder value. Our approach in determining executive compensation includes an overall assessment of:

•	The Company’s performance relative to pre-established financial goals and objectives;

•	Individual performance relative to pre-established strategic, organizational development and operational goals and objectives;

•	The Company’s annual financial performance relative to competitors and peer group companies; and

•	Other relevant considerations, such as benchmarking data and other independent analyses, as well as retention of executives who have a multi-year track record of outstanding performance at the Company and future leadership potential.

The Compensation Committee regularly reviews our executive compensation program and solicits feedback from the Company’s largest institutional investors. As a result, in 2014 the Compensation Committee worked with our compensation consultant to make certain improvements to our executive compensation program, including the introduction of performance-based vesting to the Company’s long-term equity incentive plan to further reinforce the Company’s pay for performance philosophy.

To achieve our compensation objectives, our total executive compensation program for 2015 includes the following elements:

Element	Type
Variable

Restricted Stock Units (RSUs) (representing 25% of equity value)

Performance-Based Restricted Stock Units (PSUs) (representing 25% of equity value)

Stock Options (representing 50% of equity value)

Short-Term Incentives (Performance-Based Bonus Awards)

Fixed	Annual Base Salary

Other key features of our executive compensation program include the following:

•	Double Trigger Equity Vesting and No Tax Gross-Ups in a Change of Control

•	Reasonable Retirement and Welfare Benefits

•	Claw Back Provisions

•	Stock Ownership Guidelines

•	Anti-Insider Trading Policy, including Prohibition on Hedging

•	Independent Compensation Consultant

•	Annual Risk Assessment

AMERICAN TOWER CORPORATION 2015 PROXY STATEMENT

PROXY SUMMARY STATEMENT

PROPOSALS TO BE VOTED ON AND VOTING RECOMMENDATIONS

Proposal	Board Voting Recommendation	Page Reference (for more detail)
Election of Directors (Proposal No. 1)	FOR each director nominee	9
Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2015 (Proposal No. 2)	FOR	56
Approval, on an advisory basis, of Executive Compensation (Say-On-Pay) (Proposal No. 3)	FOR	57

AMERICAN TOWER DIRECTOR NOMINEES

You are being asked to vote on the election of the following nine Directors. All Directors are elected annually by a majority of votes cast. Detailed information about each Director’s background, skill set and areas of expertise can be found beginning on page 10.

Name	Age	Director Since	Occupation	Committee Memberships	Other Public Company Boards
James D. Taiclet, Jr.	54	2004	Chairman, President and Chief Executive Officer of the Company	None	None
Raymond P. Dolan*	57	2003	President and Chief Executive Officer of Sonus Networks, Inc.	NCGC (Chair)	Sonus Networks, Inc.
Carolyn F. Katz*	53	2004	Executive Chairman of Author & Company	AC (Chair)	NII Holdings, Inc. and Vonage Holdings Corp.
Gustavo Lara Cantu*	65	2004	Former Chief Executive Officer of Monsanto Company, Latin American North Division	CC	None
Craig Macnab*	59	2014	Chief Executive Officer and Chairman of the Board of National Retail Properties, Inc.	AC	National Retail Properties, Inc. and DDR Corp.
JoAnn A. Reed*	59	2007	Healthcare services consultant and former Senior Vice President, Finance and Chief Financial Officer of Medco Health Solutions, Inc.	AC	Mallinckrodt PLC and Waters Corporation
Pamela D.A. Reeve*	65	2002	Former President and Chief Executive Officer of Lightbridge, Inc.	Lead Director, CC and NCGC	Frontier Communications Corporation and Sonus Networks, Inc.
David E. Sharbutt*	65	2006	Former Chief Executive Officer and Chairman of Alamosa Holdings, Inc.	NCGC	None
Samme L. Thompson*	69	2005	President of Telit Associates, Incorporated	CC (Chair)	Spok Holdings, Inc. (formerly USA Mobility, Inc.)

*Independent Director	AC – Audit Committee	CC – Compensation Committee	NCGC – Nominating Committee

AMERICAN TOWER CORPORATION 2015 PROXY STATEMENT

Proposal 1 Election of Directors

Under our Amended and Restated By-Laws (By-Laws), the number of members of our Board is fixed from time to time by the Board, and may be increased or decreased either by the stockholders or by the majority of Directors then in office. In December 2014, our Board appointed Mr. Craig Macnab as a Director and member of the Audit Committee of the Board of Directors (Audit Committee). We currently have ten Directors serving on our Board.

With the exception of Mr. Ronald M. Dykes, each of the incumbent Directors is standing for re-election at the Annual Meeting. The Board will take action to decrease its size to nine members as of the date of the Annual Meeting.

The Board has nominated for election at the Annual Meeting the nine Directors listed below. All of the Directors nominated for election at the Annual Meeting were recommended for nomination to the Board by the Nominating Committee.

Each Director elected at the Annual Meeting will hold office until the 2016 Annual Meeting or until his or her successor is elected and qualified, subject to earlier retirement, resignation or removal. Unless otherwise instructed, we will vote all proxies we receive FOR each nominee listed below. If any nominee becomes unavailable to serve, we will vote the shares represented by proxies for the election of such other person as the Board may recommend.

Required Vote

Our By-Laws require that each Director receive a majority of the votes properly cast with respect to such Director in uncontested elections (i.e., the number of shares voted “for” a Director nominee must exceed the number of votes cast “against” that nominee). As the election of Directors at the Annual Meeting is uncontested, the election of Directors requires a majority of the votes cast by, or on behalf of, the holders of Common Stock at the Annual Meeting. Abstentions and broker non-votes will not be considered as votes cast “for” or “against” a Director and will have no effect on the results of the election.

If stockholders do not re-elect a nominee who is serving as a Director, Delaware law provides that the Director continue to serve on the Board as a “holdover director.” Under our By-Laws and Corporate Governance Guidelines, each Director is required to submit an irrevocable advance resignation that will be effective if the stockholders do not re-elect that Director and the Board accepts his or her resignation. In that situation, within 90 days from the date the election results were certified, the Nominating Committee will make a recommendation to the Board about whether to accept or reject the resignation, with the Board then taking action and promptly disclosing its decision and underlying rationale in a filing with the SEC.

The Board of Directors unanimously recommends that you vote FOR the election of each nominee listed below to serve as Director until the next Annual Meeting or until his or her successor is duly elected and qualified.

Our Directors bring a wealth of leadership, management and prior board experience. The process undertaken by our Nominating Committee in selecting qualified Director candidates is described below under the caption “Corporate Governance-Selection of Director Candidates.” Certain individual Director qualifications and skills that contribute to the Board’s effectiveness and success are described in the Director biographies below.

AMERICAN TOWER CORPORATION 2015 PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS

Set forth below are the name and age of each Director nominee, his or her principal occupation and business experience during the past five years, and the names of other publicly traded companies where he or she served as a director during the past five years, each as of March 24, 2015.

Nominee	Principal Occupations and Business Experience During the Past Five Years
James D. Taiclet, Jr. Age 54	James D. Taiclet, Jr. is our Chairman, President and Chief Executive Officer. Mr. Taiclet was appointed President and Chief Operating Officer in September 2001, was named Chief Executive Officer in October 2003 and was selected as Chairman of the Board in February 2004. Prior to joining us, Mr. Taiclet served as President of Honeywell Aerospace Services, a unit of Honeywell International, and prior to that as Vice President, Engine Services at Pratt & Whitney, a unit of United Technologies Corporation. He was also previously a consultant at McKinsey & Company, specializing in telecommunications and aerospace strategy and operations. Mr. Taiclet began his career as a United States Air Force officer and pilot. He holds a Master’s Degree in Public Affairs from Princeton University, where he was awarded a fellowship at the Woodrow Wilson School, and is a Distinguished Graduate of the United States Air Force Academy with majors in Engineering and International Relations. Mr. Taiclet is a member of the Council on Foreign Relations, a member of the Board of Governors of the National Association of Real Estate Investment Trusts (NAREIT) and serves on the Board of Trustees of Brigham and Women’s Healthcare, Inc., in Boston, Massachusetts. We believe Mr. Taiclet is qualified to serve on our Board based on his effective leadership and executive experience, including his tenure as our Chairman, President and Chief Executive Officer, as well as his operational, international and strategic experience with global large cap companies.
Raymond P. Dolan Age 57	Mr. Dolan has been a Director since February 2003. In January 2004, Mr. Dolan was appointed to the Nominating and Corporate Governance Committee and in February 2005, he was appointed the Chairperson. From February 2003 to May 2011, Mr. Dolan served on the Compensation Committee. Mr. Dolan is the President, Chief Executive Officer and member of the board of directors of Sonus Networks, Inc., a supplier of voice, video and data infrastructure solutions for wireline and wireless telephone service providers, a position he was appointed to in October 2010. Until January 2008, Mr. Dolan served as Chief Executive Officer of QUALCOMM Flarion Technologies and Senior Vice President at QUALCOMM. Prior to that, Mr. Dolan had been Chairman and Chief Executive Officer of Flarion Technologies, Inc., a provider of mobile broadband communications systems, from May 2000 until its acquisition by QUALCOMM in January 2006. From 1996 until May 2000, Mr. Dolan was Chief Operating Officer of NextWave Telecom. Prior to joining NextWave, he was Executive Vice President of Marketing for Bell Atlantic/NYNEX Mobile. Mr. Dolan served on the board of directors of NII Holdings, Inc. from July 2008 to May 2012. We believe Mr. Dolan is qualified to serve on our Board based on his years of leadership in the wireless communications industry, combined with his international, operational, strategic and corporate governance expertise acquired through his management and board experience.

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PROPOSAL 1 ELECTION OF DIRECTORS

Nominee	Principal Occupations and Business Experience During the Past Five Years
Carolyn F. Katz Age 53	Ms. Katz has been a Director since February 2004 and was appointed to the Audit Committee in April 2004. In May 2007, Ms. Katz was appointed as Chairperson of the Audit Committee. From April 2004 to May 2009, Ms. Katz served on the Compensation Committee. Ms. Katz is currently serving as Executive Chairman of Author & Company, a digital publishing company. From May 2000 to October 2001, Ms. Katz served as a principal of Providence Equity Partners Inc., a private investment firm specializing in equity investments in telecommunications and media companies. From June 1984 to April 2000, Ms. Katz was employed by Goldman, Sachs & Co., most recently as a Managing Director and co-head of Emerging Communications. Ms. Katz currently serves on the boards of NII Holdings, Inc. and Vonage Holdings Corp. We believe Ms. Katz is qualified to serve on our Board based on her extensive knowledge of global capital markets and investment matters, as well as her financial acumen and board experience with public companies in the wireless communications industry.
Gustavo Lara Cantu Age 65	Mr. Lara has been a Director since November 2004 and was appointed to the Compensation Committee in May 2009. From February 2005 to May 2009, Mr. Lara served on the Nominating and Corporate Governance Committee. Mr. Lara served as Chief Executive Officer of the Monsanto Company’s Latin America North division, a position he retired from in 2004. Prior to his retirement, Mr. Lara had worked for the Monsanto Company in various capacities for over 24 years. We believe Mr. Lara is qualified to serve on our Board based on his executive and governance experience with a global company, combined with his insight into business operations in Latin America, and his knowledge of financial and business developments in Mexico.
Craig Macnab Age 59	Mr. Macnab was appointed as a Director and to the Audit Committee in December 2014. Since February 2004, Mr. Macnab has served as Chief Executive Officer of National Retail Properties, Inc., a publicly traded real estate investment trust (REIT), and has served as Chairman of the Board since February 2008. Prior to joining National Retail Properties, Mr. Macnab was the Chief Executive Officer, President and a Director of JDN Realty Corporation, also a publicly traded REIT, from April 2000 through March 2003. Mr. Macnab currently serves on the board of directors of DDR Corp., and previously served as a director of Eclipsys Corporation. Mr. Macnab is also a member of the Board of Governors of NAREIT. We believe Mr. Macnab is qualified to serve on our Board based on his extensive management experience with publicly traded REITs and global large cap companies, his financial expertise and his experience as a director for other public companies.

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PROPOSAL 1 ELECTION OF DIRECTORS

Nominee	Principal Occupations and Business Experience During the Past Five Years
JoAnn A. Reed Age 59	Ms. Reed has been a Director since May 2007 and was appointed to the Audit Committee in November 2007. Ms. Reed is currently serving as a healthcare services consultant. Ms. Reed previously served as the Senior Vice President, Finance and Chief Financial Officer of Medco Health Solutions, Inc., a leading pharmacy benefit manager, until March 2008. Upon joining Medco in 1988, Ms. Reed served in finance and accounting roles of increasing responsibility and was appointed Senior Vice President, Finance in 1992 and Chief Financial Officer in 1996. Prior to joining Medco, Ms. Reed’s experience included finance roles at Aetna/American Re-Insurance Co., CBS Inc., Standard and Poor’s Corp. and Unisys/Timeplex Inc. Ms. Reed served on the board of directors of DynaVox until 2011 and on the board of directors of Health Management Associates, Inc. until 2014. Ms. Reed currently serves on the boards of Mallinckrodt PLC and Waters Corporation. She also serves as a Trustee for St. Mary’s College of Notre Dame, Indiana. We believe Ms. Reed is qualified to serve on our Board based on her financial expertise, board experience and her more than twenty-five years of leadership experience with multinational companies in financial, strategic and business development initiatives.
Pamela D.A. Reeve Age 65	Ms. Reeve has been a Director since March 2002 and has served as the Lead Director of the Board since May 2004. In April 2004, Ms. Reeve was appointed to the Compensation Committee, and served as its Chairperson from that date until May 2009. In May 2009, Ms. Reeve was reappointed to the Nominating and Corporate Governance Committee, having served on that Committee from August 2002 to February 2005. Ms. Reeve also served on the Audit Committee from August 2002 to July 2007. From November 1989 to August 2004, Ms. Reeve was the President and Chief Executive Officer and a director of Lightbridge, Inc., a global provider of mobile business solutions, offering products and services for the wireless communications industry. Prior to joining Lightbridge in 1989, Ms. Reeve spent eleven years as a consultant and in a series of executive positions at the Boston Consulting Group, Inc. Ms. Reeve currently serves on the boards of Frontier Communications Corporation and Sonus Networks, Inc. We believe Ms. Reeve is qualified to serve on our Board based on her leadership, operational, strategic and corporate governance expertise particularly in the communications and technology industries, combined with her financial expertise and extensive knowledge of the Company.

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PROPOSAL 1 ELECTION OF DIRECTORS

Nominee	Principal Occupations and Business Experience During the Past Five Years
David E. Sharbutt Age 65	Mr. Sharbutt has been a Director since July 2006 and was appointed to the Nominating and Corporate Governance Committee in May 2007. Mr. Sharbutt also served on the Audit Committee from May 2007 to November 2007. Mr. Sharbutt most recently served as Chief Executive Officer and Chairman of Alamosa Holdings, Inc., a provider of wireless communications services, which was acquired by Sprint Nextel Corporation in February 2006. Mr. Sharbutt had been Alamosa’s Chairman and a director since Alamosa was founded in July 1998 and was named Chief Executive Officer of Alamosa in October 1999. Mr. Sharbutt was formerly the President and Chief Executive Officer of Hicks & Ragland Engineering Co., an engineering consulting company, now known as CHR Solutions. While at CHR Solutions, Mr. Sharbutt worked with independent telephone companies in developing strategic, engineering and implementation plans for various types of telecommunications services. Mr. Sharbutt currently serves as a director of Flat Wireless, LLC, a private company. We believe Mr. Sharbutt is qualified to serve on our Board based on his leadership and board experience with wireless communications companies and his financial expertise, as well as his strategic, operational and advisory roles in leading complex telecommunications enterprises.
Samme L. Thompson Age 69	Mr. Thompson has been a Director since August 2005 and was appointed to the Compensation Committee in May 2006. In May 2009, he was appointed as Chairperson of the Compensation Committee. Mr. Thompson served as a director of SpectraSite, Inc. from June 2004 until our merger with SpectraSite in August 2005. From 2002 to present, Mr. Thompson has served as the President of Telit Associates, Incorporated, a financial and strategic advisory firm. Mr. Thompson worked for Motorola, Inc. as Senior Vice President and Director, Strategy and Corporate Development from 1999 to 2002. Mr. Thompson’s prior work experience includes serving as Director of Strategic Planning and Development with AT&T Information Systems, as Senior Vice President with Kidder, Peabody & Co. and as a strategy consultant with McKinsey & Company. Mr. Thompson has over 35 years of management experience and currently serves on the board of directors of Spok Holdings, Inc., formerly USA Mobility, Inc. We believe Mr. Thompson is qualified to serve on our Board based on his strategic and global advisory experience, combined with his comprehensive board experience with companies in the wireless communications industry.

AMERICAN TOWER CORPORATION 2015 PROXY STATEMENT

Corporate Governance

General

The role of our Board is to ensure that the Company is managed for the long-term benefit of our stockholders and other stakeholders. To fulfill this role, the Board has adopted corporate governance principles to promote full and complete compliance with all applicable corporate governance standards. In addition, the Board has established reporting protocols to make certain that it is informed regarding the Company’s activities and periodically reviews, and advises management with respect to, the Company’s annual operating plans and strategic initiatives.

During the past year, we have continued to review our corporate governance policies and practices and compare them to those suggested by various corporate governance authorities and the best practices of other public companies. We have also continued to review guidance and interpretations provided by the SEC and the NYSE. In September 2014, certain revisions were made to our Anti-Insider Trading Policy and Code of Ethics and Business Conduct Policy (Code of Conduct) to include explicit hedging prohibitions. We did not make any changes to our committee charters. You can access our current committee charters, Corporate Governance Guidelines and Code of Conduct in the “Investor Relations” section of our website, www.americantower.com, or by writing to: American Tower Corporation, 116 Huntington Avenue, Boston, Massachusetts 02116, Attention: Investor Relations.

Annual Evaluation

Our Board conducts annual evaluations of its performance and that of each of its three standing committees. In 2014, the Board hired an independent consultant to conduct the Director self-evaluation process. Using a set of prepared questions as a guide, the consultant conducted interviews and discussion sessions with each committee’s members, individual Directors and the full Board, as well as senior management who interact with the Board. The information gathered in these sessions was reported to, and reviewed by, our Nominating Committee, which used these results to review and assess the Board’s and each committee’s composition, responsibilities, structure, processes and effectiveness. This report was then presented to the full Board. We expect to conduct similar Board and committee self-evaluations in 2015.

Orientation and Education

Each newly elected Director is required to participate in a customized Board orientation program at our corporate headquarters that includes information on our corporate governance policies and briefings by each of our senior operational and functional leaders on the Company’s business and practices. In addition, we offer customized standing committee orientation programs to Directors upon appointment to a standing committee on which he or she has not previously served. We are committed to the ongoing education of our Directors, and periodically conduct presentations to the Board regarding corporate governance processes and practices, our business and our industry, for which we typically utilize external experts. The Nominating Committee annually reviews that year’s Director training initiatives to determine whether additional programs are needed in the upcoming year. Additionally, we encourage each independent Director to attend annually at least one board education course offered by either an academic institution or a professional service organization at the Company’s expense.

Determination of Independence

Under the NYSE rules, a Director of the Company only qualifies as “independent” if the Board affirmatively determines that the Director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). Included in the NYSE rules are bright-line standards for independence. The effect of the

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NYSE rules is to create a two-step process for determining independence. First, a Director must satisfy the bright-line standards for independence established by the NYSE. Second, the Board must affirmatively determine that the Director has no material relationship with the Company.

As set forth in our Corporate Governance Guidelines, the Board has established guidelines to assist it in determining whether a Director has a material relationship with the Company. Under these guidelines, a Director is not considered to have a material relationship with the Company solely on the grounds that he or she:

•	is an executive officer or employee, or has an immediate family member who is an executive officer, of a company that makes payments to, or receives payments from, us for property or services, unless the amount of such payments or receipts, in any of the three fiscal years preceding the determination, exceeded the greater of $1 million or two percent (2%) of such other company’s consolidated gross revenues;

•	is an executive officer of another company which is indebted to us, or to which we are indebted, unless the total amount of either company’s indebtedness to the other is more than five percent (5%) of the total consolidated assets of the company for which he or she serves as an executive officer;

•	is a director of another company that does business with us, provided that he or she owns less than five percent (5%) of the outstanding capital stock of the other company and recuses himself or herself from any deliberations of our Board with respect to such other company; or

•	serves as an executive officer of any tax-exempt organization, unless our charitable contributions to the organization, in any of the three fiscal years preceding the determination, exceeded the greater of $1 million or two percent (2%) of such charitable organization’s consolidated gross revenues.

In addition, ownership of a significant amount of Common Stock, by itself, does not constitute a material relationship.

For relationships not covered by these guidelines, the other members of the Board who are independent (as defined above) determine whether a material relationship exists.

The Board has determined that, based on his or her compliance with the Board established guidelines, each non-management Director has no material relationship with the Company and is “independent” under Section 303A.02 of the NYSE listing standards. With respect to those Directors standing for re-election, in making its assessment, the Board determined that each of Messrs. Dolan, Lara and Macnab and Ms. Reed had no relationship with the Company, other than being a Director or stockholder. With respect to Mses. Katz and Reeve and Messrs. Sharbutt and Thompson, the Board determined that only immaterial relationships existed with the Company. Specifically, the Board considered that each of Mses. Katz and Reeve and Messrs. Sharbutt and Thompson currently serves as a director of a company that does business with us, as follows: Ms. Katz currently serves as a director of NII Holdings, Inc.; Ms. Reeve currently serves as a director of Frontier Communications Corporation; Mr. Sharbutt currently serves as a director of Flat Wireless, LLC; and Mr. Thompson currently serves as a director of Spok Holdings, Inc., formerly USA Mobility, Inc. In each case, the Board determined that such service was in accordance with the NYSE listing standards and our Corporate Governance Guidelines in that none of these Directors beneficially owns five percent (5%) or more of the outstanding capital stock of the applicable company and each recuses himself or herself from deliberations of the Board with respect to the applicable company.

Selection of Director Candidates

On an ongoing basis, the Nominating Committee reviews the characteristics, skills and experience of the Board as a whole and its individual members and to assess those traits against the needs identified to benefit the Company, its management and its stockholders. The process followed by the Nominating Committee to identify and evaluate Director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating Committee and the Board.

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CORPORATE GOVERNANCE

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended Director nominees, the Nominating Committee applies the criteria set forth in our Corporate Governance Guidelines. These criteria include a candidate’s financial expertise, prior experience in a leadership/executive role, operational and management experience, wireless industry experience, international experience, strategic experience, technology experience and prior board and governance experience. The Nominating Committee has determined that these desired skills, capabilities and experiences are relevant to the success of a global, publicly traded company in today’s business environment and helpful in developing an understanding of our business. While the Nominating Committee does not assign specific weights to these criteria, any Director candidate is expected to possess several of these criteria to serve on our Board. A description of the individual criteria that led our Board to conclude that each of the candidates should serve as a Director until our next Annual Meeting follows the biographical information of each candidate set forth above.

In addition to reviewing the qualifications of Director candidates, the Nominating Committee considers whether a candidate has agreed to tender an irrevocable advance resignation in accordance with the Company’s Corporate Governance Guidelines. In determining whether to recommend a Director for re-election, the Nominating Committee also considers the Director’s past attendance at meetings and participation in, and contributions to, the activities of the Board.

The Nominating Committee also focuses on issues of diversity, such as traditional diversity categories including gender, race and national origin, as well as diversity and differences in viewpoints and skills. While the Nominating Committee does not have a formal policy with respect to diversity, the Nominating Committee seeks to create a Board that is strong in its collective knowledge and has a diversity of skills, ability and experience to allow the Board the opportunity to successfully fulfill its responsibilities. The Nominating Committee evaluates each individual Director candidate in the context of the Board as a whole. In considering candidates for the Board, the Nominating Committee strives to recommend a group that can best perpetuate and enhance the success of the business and represent stockholder interests through the exercise of sound judgment using the group’s diversity of experience.

Stockholders may recommend individuals to the Nominating Committee for consideration as potential Director candidates by submitting the candidates’ names, together with appropriate biographical information and background materials to Raymond P. Dolan, Chairperson of the Nominating and Corporate Governance Committee, c/o General Counsel, American Tower Corporation, 116 Huntington Avenue, Boston, Massachusetts 02116. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members. The Nominating Committee will specifically review each candidate’s qualifications in light of the needs of the Board and the Company at that time, given the current mix of Director attributes. Stockholders proposing Director nominations must comply with the advance notice and specific information requirements set forth in our By-Laws, which require, among other things, disclosure of hedging, derivative interests and other material interests of that stockholder and that Director nominee. In addition, each Director nominee proposed by a stockholder must deliver a statement that, promptly following the stockholder meeting at which such nominee is elected or re-elected, he or she agrees to tender an irrevocable advance resignation in accordance with the Company’s Corporate Governance Guidelines.

Stock Ownership Guidelines

To encourage significant stock ownership by our executive officers and Directors, further align the interests of our leadership with those of our stockholders and promote our commitment to sound corporate governance, the Company’s Corporate Governance Guidelines include stock ownership guidelines. Each executive officer and Director is expected to beneficially own American Tower stock equal in market value to a specified multiple of his or her annual base salary or annual cash retainer, as applicable. The guideline for the Chief Executive Officer is five times his or her base salary and for the other executive officers is three times his or her base salary. The guideline for each non-management Director is five times the annual cash retainer.

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In addition to actual shares held, unvested time-based RSUs and the in-the-money value of vested options are counted for determining compliance with these guidelines. The Compensation Committee administers these stock ownership guidelines, and may modify their terms and grant hardship exceptions in its discretion. As of March 24, 2015, each executive officer and Director exceeded his or her applicable stock ownership requirement, other than Mr. Macnab, who joined our Board in December 2014. Each executive officer and non-management Director has five years from the date of hire to attain his or her ownership target. Accordingly, Mr. Macnab is expected to beneficially own five times his annual cash retainer by December 2019.

Communications from Stockholders and Other Interested Parties

The Board will give appropriate attention to written communications submitted by stockholders and other interested parties, and will respond if and as appropriate. The Board has designated the Nominating Committee, which consists solely of independent Directors, to consider, and determine responses to, communications from stockholders and other interested parties. Stockholders and other interested parties who wish to send communications on any topic to the Board and its non-management Directors should address such communications to Raymond P. Dolan, Chairperson of the Nominating and Corporate Governance Committee, c/o General Counsel, American Tower Corporation, 116 Huntington Avenue, Boston, Massachusetts 02116. Stockholders proposing Director nominations or any other business for consideration at a meeting of stockholders must comply with the advance notice and related provisions set forth in our By-Laws.

Absent unusual circumstances or as otherwise contemplated by our committee charters, the Chairperson of the Nominating Committee will, with the assistance of our General Counsel, (1) be primarily responsible for monitoring communications from stockholders, and (2) provide copies or summaries of such communications to the other Directors as he or she considers appropriate. Communications will be forwarded to all Directors if those communications relate to substantive matters and include suggestions or comments that the Chairperson of the Nominating Committee considers to be important for the Directors to consider. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs or matters that are personal or that are otherwise not relevant to the Company, including mass mailings and repetitive or duplicative communications.

Board Leadership Structure and its Role in the Oversight of Risk

The Board is led by our President and Chief Executive Officer, Mr. Taiclet. Mr. Taiclet assumed the role of Chairman of the Board in February 2004. In May 2004, Ms. Reeve was appointed Lead Director, and she continues to serve the Board in this role. Mr. Taiclet is the only management Director and Ms. Reeve was selected by the independent Directors.

The Lead Director assists the Chairman in communicating with, and assigning tasks to, the other Board members. Moreover, the Lead Director, after obtaining input from the independent Directors, works with the Chairman to establish agendas for upcoming Board meetings and reviews meeting schedules to ensure that there is sufficient time for discussion of all agenda items. The agendas are then distributed in advance of the Board meetings to the independent Directors for further input. The Lead Director, together with the Chairperson of the Compensation Committee, prepares and conducts the annual performance review of the Chief Executive Officer, with input from each Director on the Chief Executive Officer’s performance and achievements during the year and from the Compensation Committee on proposed compensation matters. Additionally, the Lead Director serves as chairperson of all meetings of the Board at which the Chairman is not present, including the Board’s executive sessions of non-management Directors, as defined under the NYSE rules. Executive sessions of non-management Directors are held at least four times a year on a quarterly basis, and any non-management Director, including the Lead Director, can request additional executive sessions. The purpose of these executive sessions is to promote open and candid discussion among the non-management Directors to consider, among other things, governance, operational and strategic issues or concerns.

In 2014, the Nominating Committee undertook a comprehensive review of the current Board structure and agreed that having a single Chairman and Chief Executive Officer with a strong Lead Director, complemented by an independent Board, has provided an

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appropriate balance and has helped contribute to our pursuit of sound corporate governance and board effectiveness. We believe that having our Chief Executive Officer, the individual most familiar with our day-to-day operations, chair regular Board meetings ensures that key business issues and stockholder interests are brought to the attention of our Board in a timely manner. This leadership structure promotes effective communication between the Board and management, which directly benefits our stockholders and other stakeholders.

The Board oversees the management of the Company’s risk exposure. At each Board meeting, management presents information concerning strategic and operational risks to the Company’s primary business goals and initiatives in each geographic area and each functional group, as well as the Company’s mitigation efforts related to those risks. The Lead Director regularly engages with the other independent Directors to discuss management’s assessment of those risks in executive sessions to determine whether further review or action by the full Board or a particular committee is necessary or appropriate.

In addition, each year, one Board meeting is dedicated to reviewing the Company’s strategies, including consideration of significant risks facing the Company. This annual enterprise risk management assessment helps management identify risks and develop mitigation procedures and measures, and assess their effectiveness. These results are then presented to the full Board. It is the responsibility of the Board to understand the Company’s most significant risks, ensure that management is responding appropriately and make risk-informed strategic decisions. In its oversight capacity, the Board monitors risk exposure to ensure it is consistent and in balance with the Company’s overall tolerance for, and ability to manage, risk.

Our standing committees, which are composed of independent directors, most of whom have had extensive experience in providing strategic and advisory services to other public companies, assist the Board in fulfilling its responsibility to oversee the evaluation of the Company’s risk and policies for risk management and assessment. At each regularly scheduled meeting, the Chairperson of each standing committee provides the full Board with a report, which includes any identified risks associated with the committee’s respective principal focus areas.

The Audit Committee has primary responsibility for assisting the Board with risk oversight for the Company overall. In particular, the Audit Committee considers audit, accounting, financial reporting and compliance risk, including material litigation instituted against the Company and the resolution of issues raised through our Ethics Committee process. In connection with its risk oversight role, at each regularly scheduled meeting, the Audit Committee also holds separate executive sessions that often include representatives from the Company’s independent registered public accounting firm, risk management and internal audit department, finance department and legal department to identify and assess risks and oversee the methodologies management implements to address those risks.

The Compensation Committee assesses and balances risk in our compensation practices, programs and policies. Together with its independent compensation consultant and management, the Compensation Committee annually reviews the Company’s compensation programs for all employees to determine if any elements of these plans create an inappropriate level of risk and to evaluate management’s methods to mitigate any potential risks.

The Nominating Committee oversees risks associated with board composition, including the current directors’ skill sets and anticipated future needs of the Company, as well as risks associated with the Company’s corporate governance structure and related party transactions.

The Board’s role in risk oversight complements the Company’s leadership structure, with senior management having responsibility for assessing, managing and mitigating our risk exposure, and the Board and its committees providing oversight in connection with those efforts. We believe this division of responsibility is an effective approach to addressing the risks faced by the Company and supports our current Board leadership structure, as it allows our independent Directors to evaluate the Company’s risks and policies for risk management and assessment through fully independent Board committees, with ultimate oversight by the full Board as led by our Chairman and Chief Executive Officer and independent Lead Director.

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Approval of Related Party Transactions

Our Corporate Governance Guidelines include a policy for the review and approval of all transactions involving the Company and related parties by the Nominating Committee. Under the policy, related parties mean our executive officers and Directors and stockholders owning in excess of five percent (5%) of our Common Stock, as well as any such person’s immediate family members. The policy also covers entities that are owned or controlled by related parties, or entities in or of which related parties have a substantial ownership interest or control. The policy covers any transaction that is not available to employees or Directors generally and any transaction equal to or exceeding $120,000 in which related parties have a direct or indirect material interest.

Under our policy, management will recommend to the Nominating Committee any related party transaction to be entered into by the Company, including the proposed aggregate value of the transaction. After review, the Nominating Committee will approve or disapprove the transaction and management will continue to update the Nominating Committee as to any material change to that proposed transaction. In the event a related party transaction is entered into by management prior to approval by the Nominating Committee, the transaction must either be ratified by the Nominating Committee or management must make all reasonable efforts to cancel or annul the transaction.

Board of Directors Meetings and Committees

During the year ended December 31, 2014, our Board held four regular meetings in person and four special meetings by telephone. Each current Director attended at least 75% of the aggregate number of meetings of our Board and the committees on which he or she served during the period that he or she was in office. All of the Directors who served as a Director as of our 2014 Annual Meeting of Stockholders attended the meeting. We encourage, but do not require, Directors to attend our annual meeting of stockholders.

The Board currently has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee. Each committee has a charter that has been approved by the Board. These charters, along with our Corporate Governance Guidelines, are reviewed annually and amended, as necessary. In September 2014, the Board and each committee reviewed the committee charters and Corporate Governance Guidelines and determined that no changes were necessary. All of the current members of each of the Board’s three standing committees are independent as defined under the NYSE rules, including, in the case of all members of the Audit Committee, the additional independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (Exchange Act).

The current membership of each standing committee, the number of meetings held by each standing committee during the year ended December 31, 2014, and other descriptive information is summarized below.

Director	Audit Committee	Compensation Committee	Nominating Committee
Raymond P. Dolan	—	—	Chair
Ronald M. Dykes	X	—	—
Carolyn F. Katz	Chair	—	—
Gustavo Lara Cantu	—	X	—
Craig Macnab	X	—	—
JoAnn A. Reed	X	—	—
Pamela D.A. Reeve(1)	—	X	X
David E. Sharbutt	—	—	X
James D. Taiclet, Jr.(2)	—	—	—
Samme L. Thompson	—	Chair	—
Total meetings in 2014	8	10	4

(1)	Ms. Reeve is the Lead Director of the Board.

(2)	Mr. Taiclet is the Chairman of the Board, President and Chief Executive Officer and currently the sole management Director.

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CORPORATE GOVERNANCE

Audit Committee. Our Audit Committee currently consists of Ms. Katz (Chairperson), Mr. Dykes, Mr. Macnab and Ms. Reed, each of whom was determined to be an audit committee financial expert under the SEC rules and to have the accounting or related financial management expertise required under the NYSE rules. In addition, our Board has determined that each member of the Audit Committee is financially literate. No Audit Committee member serves on the audit committee of more than two other public companies. As noted above, Mr. Dykes is not standing for re-election as a Director.

During the year ended December 31, 2014, the Audit Committee held eight meetings. The meetings were designed to facilitate and encourage communications between members of the Audit Committee, management, our internal auditors and our independent registered public accounting firm, Deloitte & Touche LLP. Our Audit Committee oversees management’s conduct of our financial reporting processes and meets privately, outside the presence of management, with our independent registered public accounting firm to discuss our financial reporting, including internal accounting controls and policies and procedures. Among other things, the Audit Committee’s responsibilities include selecting and evaluating our independent registered public accounting firm, overseeing our systems of internal accounting and financial controls, reviewing the annual independent audit of our financial statements, reviewing our financial disclosures, reviewing and implementing our Code of Conduct, establishing and implementing “whistle-blowing” procedures and overseeing risk and other compliance matters.

Compensation Committee. Our Compensation Committee consists of Mr. Thompson (Chairperson), Mr. Lara and Ms. Reeve. During the year ended December 31, 2014, the Compensation Committee held ten meetings. The primary responsibility of the Compensation Committee is to assist the Board in establishing compensation policies for the Board and our executive officers, including approving employment agreements or arrangements with executive officers. The Compensation Committee also reviews and approves individual and overall corporate goals and objectives related to executive compensation, evaluates executive performance in light of those goals and objectives, and determines executive compensation levels based on this evaluation, including as it relates to our President and Chief Executive Officer. The Compensation Committee administers our equity incentive plans, approving any proposed amendments or modifications thereto, reviews our compensation programs, including the implementation of PSUs, assesses and balances risk in our compensation policies and programs, administers our stock ownership guidelines, regularly reviews executive compensation market trends, recommending changes to programs or processes accordingly, and reviews Compensation Committee reports for inclusion in appropriate regulatory filings. For more information on the role of the Compensation Committee and our processes and procedures for considering and determining executive compensation, see our Compensation Discussion and Analysis included in this Proxy Statement.

In establishing and reviewing compensation practices, programs and policies, the Compensation Committee, together with its independent compensation consultant and management, annually reviews the specific factors and criteria underlying the Company’s compensation plans for all employees to determine whether any elements create an inappropriate level of risk, as well as methods to mitigate any potential identified risks. In conducting its review, the Compensation Committee asks critical questions and considers, among other things, whether each plan provides for an over-achievement mechanism or cap on bonus opportunity, the existence of discretionary authority, whether payouts are linked to overall Company goals, the timing of prospective payments, the inclusion of certain windfall or “claw back” provisions, the contribution of the awards to a participant’s total mix of compensation and any risk-mitigating factors.

Nominating and Corporate Governance Committee. Our Nominating Committee consists of Mr. Dolan (Chairperson), Ms. Reeve and Mr. Sharbutt. During the year ended December 31, 2014, the Nominating Committee held four meetings. This Committee establishes performance criteria for the annual evaluation of the Board and its committees and oversees the annual self-evaluation by Board members. The Nominating Committee identifies and recommends qualified individuals to serve on the Board and its committees. In addition, the Nominating Committee develops and makes recommendations with respect to our Corporate Governance Guidelines (including the appropriate size, composition and responsibilities of the Board and its committees), regularly reviews corporate governance best practices and market trends, approves or ratifies all related party transactions, reviews any contemplated outside directorships of current Board members, responds to stockholder requests and inquiries, reviews Director training initiatives and the self-evaluation process and generally advises the Board with respect to Board committee charters, composition and protocol.

AMERICAN TOWER CORPORATION 2015 PROXY STATEMENT

CORPORATE GOVERNANCE

Audit Committee Report

The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2014 and discussed these financial statements with the Company’s management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of the Company’s financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and issuing a report on those financial statements and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and review these processes. The Audit Committee also reviewed and discussed with Deloitte & Touche LLP the audited financial statements and the matters required by PCAOB Auditing Standard No. 16 (Communication with Audit Committees).

The Company’s independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with the independent registered accounting firm its independence and has considered whether such firm’s provision of other, non-audit related services to the Company is compatible with maintaining such auditors’ independence.

Based on its discussions with management and the independent registered public accounting firm, and its review of information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

By the Audit Committee of the Board of Directors of American Tower Corporation.

AUDIT COMMITTEE

Carolyn F. Katz, Chairperson

Ronald M. Dykes

Craig Macnab

JoAnn A. Reed

AMERICAN TOWER CORPORATION 2015 PROXY STATEMENT

CORPORATE GOVERNANCE

Independent Auditor Fees and Other Matters

The following table presents the aggregate fees billed for services rendered by Deloitte & Touche LLP for the fiscal years ended December 31, 2014 and 2013 (in thousands):

	2014	2013
Audit Fees	$5,225	$5,382
Audit Related Fees	2,616	2,981
Tax Fees	1,290	1,857
Total Fees	$9,131	$10,220

Audit Fees. These fees relate to professional services rendered in connection with the annual audit of our consolidated financial statements and internal control over financial reporting, the reviews of the condensed consolidated financial statements performed in connection with each of our Quarterly Reports on Form 10-Q, consultations regarding accounting and financial reporting and audits of subsidiaries, including statutory audits required by foreign jurisdictions and audits required by the agreements related to our securitizations.

Audit Related Fees. Audit related fees primarily include fees for certain services that are not required for purposes of the audit of our consolidated financial statements or for statutory or regulatory requirements. In 2014 and 2013, these fees primarily include $1.0 million and $1.7 million, respectively, related to valuation review and incremental assurance services performed in connection with strategic transactions, which are non-recurring in nature, due diligence services and services performed in connection with financing activities.

Tax Fees. These fees include fees for consulting services related to potential acquisitions, tax planning, advice and assistance with international and other tax matters.

Audit Committee Pre-approval Policy and Procedures. The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next twelve months. Any such pre-approval is detailed as to the particular service or type of services to be provided. The Audit Committee may also delegate to any Audit Committee member the authority to approve any audit or non-audit services to be provided by our independent registered public accounting firm. Any approval of services by an Audit Committee member pursuant to this delegated authority is to be reported at the next meeting of the Audit Committee.

The Audit Committee approved all of the services described above in accordance with its pre-approval policies and procedures.

AMERICAN TOWER CORPORATION 2015 PROXY STATEMENT

Compensation and Other Information

Concerning Directors and Officers

COMPENSATION DISCUSSION AND ANALYSIS

In this section we summarize our philosophy and objectives regarding the compensation of our named executive officers, including how we determine the elements and amounts of executive compensation. We encourage you to read this discussion and analysis in conjunction with our compensation tables on pages 44-51 and the report of the Compensation Committee of our Board on page 43 of this Proxy Statement. All references to the “Committee” in this section refer to the Compensation Committee.

In accordance with SEC rules and regulations, our named executive officers for the year ended December 31, 2014 include our Chief Executive Officer, our Chief Financial Officer and the three other most highly compensated executive officers who were serving as executive officers on December 31, 2014. These individuals were:

•	James D. Taiclet, Jr., Chairman of the Board, President and Chief Executive Officer

•	Thomas A. Bartlett, Executive Vice President and Chief Financial Officer

•	William H. Hess, Executive Vice President, International Operations and President, Latin America and EMEA

•	Steven C. Marshall, Executive Vice President and President, U.S. Tower Division

•	Edmund DiSanto, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

For a complete list of our current executive officers, see Part III, Item 10 in our Form 10-K.

Executive Summary

2014 PERFORMANCE HIGHLIGHTS

Financial Performance

Our financial results demonstrate how we continued to grow our business during 2014:

Financial Measure ($ in millions)	2013	2014	Percent Change(1)
Total Revenue	$3,361	$4,100	22%
Total Rental and Management Revenue	$3,287	$4,007	22%
Operating Income	$1,214	$1,487	22%
Cash Provided by Operating Activities	$1,599	$2,135	34%
AFFO(2)	$1,470	$1,815	23%
Adjusted EBITDA(2)	$2,176	$2,650	22%

(1)	Percentage change from the prior year.

(2)	AFFO and Adjusted EBITDA are non-GAAP financial measures. See page 6 for definitions of AFFO and Adjusted EBITDA. Reconciliations to GAAP can be found on pages 38 and 39 of our Form 10-K.

We have outperformed a majority of our peer group in terms of growth and profitability on both a one- and three-year basis. In addition, as shown in the chart below, we have outperformed a majority of our peer group in terms of total stockholder return on a three-, five- and ten-year basis.

AMERICAN TOWER CORPORATION 2015 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Compensation Discussion and Analysis | Executive Summary

We have also consistently outperformed the S&P 500 from a total return perspective, with a total return for our investors, including share price appreciation and the reinvestment of dividends, of over 460%, or nearly 19% per year, from 2004 to 2014. This is over four times greater than the S&P 500’s total return of 109% over the same period. Our consistently strong total stockholder return over the three-, five- and ten-year periods shown in the chart support the Committee’s belief that our executive compensation structure rewards the creation of long-term stockholder value.

Strategic Achievements

We also remained focused on our strategic goals and business objectives during 2014, continuing to align our short-term business objectives with our longer-term business goals. Our strategic achievements for the year included the following:

•	Generated record levels of revenue from new business, as demand across our portfolio of properties grew, driven by the addition of new tenants and the installation of new equipment for existing tenants;

•	Successfully integrated the acquisition of the GTP portfolio several months ahead of schedule with substantially higher than expected cost synergies;

•	Added approximately 8,450 communications sites in our legacy markets through select acquisitions of portfolios and build- to-suit construction projects, growing our portfolio to over 75,000 communications sites across 12 served markets;

•	Significantly increased our portfolio scale in Brazil through our acquisition of BR Towers S.A. and entered into a definitive purchase agreement with TIM Celular S.A., which will strategically position the Company as the market leader in Brazil (our largest mobile market in Latin America), with a total pro-forma tower count of 18,000 sites;

•	Announced the expansion of our global footprint into a new emerging market, Nigeria, through our pending acquisition of over 4,800 communications sites from Bharti Airtel;

•	Maintained a strong balance sheet with ample liquidity to support our growth, including raising $1.4 billion in the debt capital markets and issuing $600 million in mandatory convertible equity, a combination that supported our commitment to our investment grade credit rating; and

•	Utilized our capital allocation strategy to maximize available resources across our portfolio and achieve targeted returns and growth on core assets, while also declaring approximately $579 million in dividends to our common and preferred stockholders.

AMERICAN TOWER CORPORATION 2015 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Compensation Discussion and Analysis | Executive Summary

2014 COMPENSATION HIGHLIGHTS

As discussed above, in 2014, the Company achieved record financial performance and significant strategic initiatives. In addition, the Compensation Committee determined that each of our named executive officers significantly overachieved relative to their individual goals for 2014. Compensation determinations were also influenced by our performance against external measures, including our peer group and survey data.

Executive Pay Mix for 2014

As shown in the charts below, for 2014, the vast majority of the targeted mix of compensation for our CEO and other four named executive officers consisted of variable pay elements – specifically, the performance bonus awards and long-term, equity-based compensation. In addition, equity-based compensation constituted a significant percentage of each executive’s target compensation package. The Committee believes this allocation properly aligns with our compensation philosophy of appropriately balancing risk and motivating our executive officers to achieve Company performance objectives in the short term and to grow the business to create value for our stockholders in the long term.

CHIEF EXECUTIVE OFFICER – TARGET COMPENSATION	AVERAGE OF OTHER FOUR NAMED EXECUTIVE OFFICERS – TARGET COMPENSATION

2014 Compensation Changes Following Stockholder Outreach

After our 2014 annual meeting, the Committee reviewed the results of the advisory vote on executive compensation that took place at the meeting. Approximately 74% of votes cast were voted in favor of our compensation program, compared with 96% at our 2013 annual meeting and 98% at our 2012 annual meeting. Although the level of support remained high, the Committee and management discussed our executive compensation practices with, and solicited feedback from, the Company’s largest institutional investors throughout the second half of 2014. We learned from these discussions that our stockholders generally approve of the basic elements of and approach to our executive compensation program and support the pay-for-performance alignment we have consistently demonstrated. Nevertheless, reflecting on the constructive feedback received, the Committee worked with our compensation consultant during 2014 to improve our executive compensation program and the related disclosures. These included:

•	Introducing performance-based vesting into our long-term, equity-based incentive compensation. Specifically, beginning with the March 2015 grants, our program now includes performance-based restricted stock units (PSUs) that will be earned based on our annual achievement in a key financial metric (AFFO per share) over a three-year performance period;

•	Expanding our CD&A disclosures on the pre-established individual performance goals considered by the Committee in determining annual performance bonus awards;

AMERICAN TOWER CORPORATION 2015 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Compensation Discussion and Analysis | Executive Summary

•	Adopting a formal policy that prohibits our executive officers and Directors from entering into transactions hedging their interests in our Common Stock; and

•	Adopting a quantitative scaling for performance bonus awards beginning in 2015.

We discussed these changes with several of our largest institutional investors at the end of 2014, and believe these changes are responsive to the feedback received. In addition, the Committee and its compensation consultant have carefully evaluated our overall executive compensation program and believe it is well designed to achieve our objectives of retaining talented executives and rewarding superior and sustained performance.

Proposal 3 (page 57) provides our stockholders the opportunity to cast an advisory vote on our executive compensation program as described in this Proxy Statement. Although this vote is non-binding, the Committee will review the results of the vote and take them into account, as it did in 2014, in making future determinations concerning executive compensation.

OUR COMPENSATION APPROACH IN BRIEF

We strongly adhere to a pay for performance philosophy. We seek to reward our executive officers, both individually and collectively, for their leadership roles in meeting key near-term goals and objectives, while also positioning the Company to generate sustainable long-term value for our stockholders. We expect above-average performance from our executive officers, and manage our business with a small senior management team where each executive has a substantially broader scope of responsibilities than is typically found in the market. Our objective is to recruit and retain the caliber of executive officers necessary to deliver sustained attractive returns to our stockholders while managing comparatively greater individual responsibilities.

An overall assessment of Company and individual performance relative to pre-established goals and objectives, combined with a review of relevant benchmarking data and other independent analyses, allows us to determine the appropriate level of compensation to be awarded to each executive officer, as well as the allocation to be awarded in the form of base salary, short-term incentives and long-term incentives. We place greater emphasis on equity awards in our overall compensation and our annual performance bonus awards are performance-driven based on achievement of Company and individual goals and objectives for the year. Equity awards focus on longer-term operating and stock performance.

Other key features of our executive compensation program include:

•	Double Trigger Equity Vesting and No Tax Gross-Ups: In the event of a change in control of the Company, equity awards vest only upon termination of employment (“double-trigger”), and no tax gross-ups are provided.

•	Performance-Based Vesting: As discussed above, in addition to our performance bonus plan, we now use performance-based, as well as time-based, vesting elements in our long-term equity incentive plan to further reinforce our pay-for-performance philosophy.

•	Reasonable Retirement and Welfare Benefits: Our executive benefits are generally consistent with those of all employees, and our executive officers receive no pension or deferred compensation plans and only limited perquisites.

•	Claw Back Provisions: The terms of our annual performance bonus awards and long-term, equity-based awards allow the Company in certain circumstances to “claw back” cash and shares received pursuant to such awards or to require the repayment of all gains realized upon disposition of such shares.

•	Stock Ownership Guidelines: We require that our executive officers and Directors maintain stock ownership at specified levels to closely align their interests with those of our stockholders.

•	Anti-Insider Trading Policy, including Prohibitions on Hedging: Our Anti-Insider Trading Policy and Code of Conduct impose limits as to when and how Company employees, including our executive officers and Directors, can engage in transactions in our securities, and prohibit short sales and hedging transactions with respect to our Common Stock.

AMERICAN TOWER CORPORATION 2015 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Compensation Discussion and Analysis | Overview of Our Compensation Program

•	Independent Compensation Consultant: The Committee engages an independent compensation consultant that has no other ties to the Company or its management and that meets stringent selection criteria.

•	Risk Assessment: The Committee, together with management and its independent compensation consultant, conducts an annual risk review of the Company’s compensation programs to determine if any elements of these programs create an inappropriate level of risk and also oversees management’s methods to mitigate any potential risks.

Overview of Our Compensation Program

PHILOSOPHY

Focus on Pay for Performance. The guiding principle of our executive compensation philosophy is to pay for performance. Fundamentally, our programs are designed to reward our executive officers for producing sustainable long-term growth consistent with the Company’s vision, to attract and retain talent and to align compensation with the interests of our stockholders. Performance bonus and long-term, equity-based compensation vary based on the Company’s achievement of financial, operational and strategic goals, and on each executive’s contributions to such achievement. This direct link between incentive payouts and achievement of goals has helped drive our strong and consistent performance year after year. We provide strong incentives for our executive officers to manage the Company for the long term, while avoiding excessive risk-taking in the short term. Goals and objectives reflect a balanced mix of quantitative and qualitative performance measures to avoid placing excessive weight on a single performance measure.

Detailed Evaluation by the Committee. In making determinations with respect to all elements and amounts of executive compensation, the Committee considers evaluations of each executive officer’s achievements relative to Company and individual objectives and performance metrics that were established at the beginning of the fiscal year. Performance reviews for each executive officer include the executive’s contribution to the Company’s financial performance, the executive’s success in meeting individual performance targets and an assessment of each executive’s potential for continued contribution to the Company’s long-term success. The Committee also assesses competitive market pay practices for each executive based on input from both internal and external sources, peer group review and surveys and other market data and trends.

Emphasis on Future Pay Opportunity Versus Current Pay. The Committee strives to provide an appropriate mix of different compensation elements, with an emphasis on performance-based, long-term compensation. Cash payments primarily reward more recent performance, while equity awards incentivize our named executive officers to continue to deliver results over a longer period of time and also serve as a retention tool. The Committee believes that a substantial portion of our named executive officers’ compensation should be “at-risk”, that is, dependent on the Company’s operating and stock-price performance over the long-term. In 2015, the Committee designed and implemented performance-based vesting under our long-term, equity-based incentive compensation plan to further support this philosophy.

Significance of Overall Company Results. The Committee’s evaluation of our named executive officers places strong emphasis on their contributions to the Company’s overall performance, rather than focusing solely on their individual business or function. The Committee believes that the named executive officers share the responsibility to support the goals and performance of the Company as a whole.

AMERICAN TOWER CORPORATION 2015 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Compensation Discussion and Analysis | Overview of Our Compensation Program

ELEMENTS OF COMPENSATION

To achieve our compensation objectives, we use the following components in our compensation program:

Compensation Element	What the Element Rewards	Purpose and Key Features
Annual base salary	• Individual performance • Day-to-day responsibilities of each position and the skills and experience required • Expected future performance and contributions

• Provides competitive level of fixed compensation to attract and retain the best possible executive talent

• Determined by the market value of the position and the scope, skill set and experience required for each job

Annual performance bonus

• Achievement of pre-established Company financial goals (50% of target award)

• Achievement of pre-established individual goals and objectives (strategic, organizational development and operational) (50% of target award)

• Provides at-risk variable pay for short-term performance; motivates executive officers by rewarding them for contributions to Company performance and individual performance

• Bonus targets are designed to incentivize our executive officers to achieve or exceed annual goals within appropriate risk parameters

Long-term, equity-based incentive compensation	• Achievement of results that positively affect the long-term success of the Company

• Provides at-risk variable pay opportunity for long-term performance; focuses executive officers on the creation of long-term stockholder value; total compensation weighted towards equity

• Stock options and RSUs, which we believe are inherently performance-based, are subject to time-based, four-year vesting periods contingent upon continued service, to retain our executive officers and focus them on long-term results

• New PSUs are subject to achievement of certain specific Company performance targets, and vest after three years

ADDITION OF PERFORMANCE STOCK UNITS FOR 2015

In response to feedback from our stockholders and review of industry trends, and to further align the interests of executive officers with our stockholders, the Committee worked with its compensation consultant to introduce performance-based vesting to our long-term equity incentive program. The compensation consultant presented peer and market practices with respect to plan design, including the mix of long-term incentive award components, performance periods and goals, vesting and measurement periods, and payout slope, as well as claw back provisions and termination provisions. The Committee spent the second half of 2014 with management and our compensation consultant understanding, discussing and evaluating the various design parameters, to implement the PSU program for all executive officers beginning in fiscal year 2015.

Beginning with grants made in March 2015, the long-term equity incentive plan mix will include the following:

•	stock options with four-year vesting period (50% of target award);

•	performance-based PSUs with three-year performance period (25% of target award); and

•	time-based RSUs with four-year vesting period (25% of target award).

AMERICAN TOWER CORPORATION 2015 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Compensation Discussion and Analysis | Goal Setting and Performance Evaluation Process

Each PSU represents a contingent right to receive one share of Common Stock. At grant date, the Committee sets a performance goal. At the end of the three-year performance period, the number of shares that are earned and vest will depend on the degree of achievement against the pre-established performance goal.

AFFO per share is a key metric used by management as well as investors as a critical indicator of the Company’s financial performance. As a result, the Committee believes it is appropriate to link the vesting of PSUs to this key financial metric. For the PSUs awarded in March 2015, the Committee established AFFO per share year-over-year growth rates as the performance metric.

PSUs that have been earned over the performance period will be paid out in stock at the end of the performance period, subject generally to the executive’s continued employment, and will accrue dividend equivalents prior to vesting, which will be paid out only in respect of shares actually earned and vested. Threshold, target and maximum goals were established for the metric for each year in the three-year performance cycle, and will be used to calculate the number of shares that will be issuable when the award vests, as follows:

Performance Level	Percentage of PSUs Vesting
Below Threshold	0%
Threshold	75%
Target	100%
Maximum	200%

For performance between the threshold, target and maximum levels, a percentage interpolated on a straight-line basis will be used to calculate the number of shares issuable.

The terms of the PSU awards allow the Company in certain circumstances to “claw back” shares received, require the forfeiture of all unvested PSUs upon a voluntary termination and provide similar severance and death, disability and retirement benefits to those provided under our stock options and RSU awards.

Goal Setting and Performance Evaluation Process

The Committee evaluates performance of the executive officers, including the CEO, using the framework set forth below.

PHASE I—SET GOALS

At the beginning of each year, the CEO works with the Committee to set his, and the other executive officers’ individual goals, objectives and performance metrics for the year, as well as Company financial goals. As part of this process:

•	The CEO reviews with the Board and Committee how short-term annual performance targets align and support the strategic priorities and direction of the Company.

•	The CEO works with each executive officer to establish his annual individual goals and objectives, which are then reviewed and approved by the Committee with the Company financial goals.

•	Once approved, these goals and objectives also form the basis for evaluating the annual performance of our senior vice presidents, vice presidents, directors and managers.

•	As a result, each individual’s annual goals and objectives are closely aligned with the overall goals and objectives of our CEO and the Company. The overarching goals and objectives for the Company relate to key financial performance metrics, and individual goals related to specific strategic, operational development and organizational achievements.

AMERICAN TOWER CORPORATION 2015 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Compensation Discussion and Analysis | Compensation Determinations for 2014

PHASE II—EVALUATE AND REVIEW PERFORMANCE

Performance Evaluation Process. Our executive compensation determinations are driven by a comprehensive evaluation and performance review process that measures each executive officer’s performance against his goals for that year. The process includes both a mid-year and a full-year evaluation. These evaluations and performance reviews are an essential part of the process by which the Committee determines overall executive compensation, and are a significant factor in the Committee’s determinations with respect to incentive compensation.

•	For executive officers other than the CEO, this review process is conducted by our CEO, in consultation with the Committee.

•	Input for each executive is compiled from internal sources familiar with the executive officer’s performance and achievements, as well as external sources (such as tenants and other business associates).

•	Following the mid-year review process, the CEO reports to the Committee on the progress achieved relative to each executive officer’s goals and objectives.

•	As part of the year-end evaluation process, the CEO prepares written evaluations for each executive officer, which are then presented to the Committee for discussion.

•	Based on these evaluations and performance reviews, after the end of the fiscal year, the CEO recommends compensation packages for each executive officer.

In the case of the CEO, he first provides the Lead Director (who is a member of the Committee) and Chairperson of the Committee with a report on his performance as compared to his established goals and objectives. The Lead Director then prepares a written evaluation that includes extensive input from individuals familiar with the CEO’s performance and achievements, including interviews with other Directors and those who report directly to the CEO. The Committee reviews this written evaluation in executive session, while also considering additional factors including prior years’ compensation trends, prior years’ Company performance and the relative level of stretch and complexity imbedded in key corporate financial and individual performance targets.

PHASE III—DETERMINE COMPENSATION

After reviewing the executive officers’ performance against goals and objectives for the year and considering the other factors discussed above, and after consultation with the full Board, the Committee typically makes its final determinations with respect to compensation in February or March. The Committee’s objective is to ensure that the level of compensation is consistent with the level of corporate and individual performance delivered. If the Committee determines to grant equity-based awards pursuant to our annual employee grant, any such grants, including grants to executive officers, generally take place in March of each year.

Compensation Determinations for 2014

Below we discuss the Committee’s key compensation decisions for 2014, which were made with the advice of the Committee’s compensation consultant, Pearl Meyer & Partners (PM&P) (see “Other Compensation Practices and Policies—Role of Compensation Consultant”). In evaluating Company performance, the Committee considered our financial performance, as well as the peer group and benchmarking analyses, including that we out-performed our peers on a one-year and three-year basis in terms of revenue growth, profitability and total stockholder return.

The Committee works with its compensation consultant to better understand market competitive pay practices, which it considers in establishing compensation adjustments for the coming year. As part of this process, the peer group is reviewed and a competitive market benchmark analysis is conducted.

AMERICAN TOWER CORPORATION 2015 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Compensation Discussion and Analysis | Compensation Determinations for 2014

PEER GROUP REVIEW

Due to the unique nature of our business and its scope and growth, there are ongoing challenges in developing the most appropriate mix of companies for our peer group. In its annual review of our peer group composition, the Committee takes into account these challenges, including:

•	There are very few companies like us in the wireless communications business;

•	We have large international operations located in unique markets;

•	We manage our business with a smaller senior management team than is typically found in the technology or wireless communications industry; and

•	We operate and are classified as a specialty REIT and serve as one of very few global technology-based REIT companies today.

Therefore, the peer group consists of companies in the wireless communications site leasing industry, other REITs and companies with comparable revenues, market capitalizations and enterprise values, as well as product competitors, firms with similar business models and companies from which we may be seeking to recruit talent. The peer group used for developing 2014 pay decisions included the following companies:

• Amphenol Corporation	• Boston Properties, Inc.	• Corning Incorporated

• Crown Castle International Corp.	• Equity Residential	• HCP, Inc.

• Health Care REIT, Inc.	• Juniper Networks, Inc.	• MasterCard Incorporated

• Motorola Solutions, Inc.	• Rockwell Collins, Inc.	• Simon Property Group, Inc.

• Ventas, Inc.	• Visa Inc.	• Vornado Realty Trust

• Yahoo! Inc.

($ in billions)	Revenue(1)	Market Capitalization(2)	Enterprise Value(2)
Peer Group Median	$4.74	$19.55	$30.33
American Tower Corporation	$3.77	$37.11	$50.75

(1)	Reflects 12 months trailing data reported when reviewing the peer group during the year; generally as of June 2014, as reported in Standard & Poor’s Research Insight Database, as provided to us by PM&P.

(2)	Data reported when reviewing the peer group during the year; generally as of September 2014, as reported in Standard & Poor’s Research Insight Database, as provided to us by PM&P.

BENCHMARKING ANALYSES

In 2014, the Committee directed PM&P to conduct an annual assessment of executive compensation using our peer group, compensation data for all companies in the S&P 500 and various broad-based survey sources. The analysis included a review, for each executive officer, of total target compensation and of each compensation component, relative to executives in comparable positions or with comparable roles. In assessing the appropriateness of its determinations, the Committee considered that the roles our named executive officers play in our organization may not match exactly with those of executives in comparable positions included in the benchmarking analyses. In conducting this review, PM&P prepared an executive compensation competitive analysis, a peer group financial performance analysis and a peer group dilution and overhang analysis.

In keeping with our compensation philosophy, the Committee uses the comparative data described above only as a reference point in determining, based on its own evaluation, what types and amounts of compensation are appropriate. In determining the appropriate compensation package necessary to recruit and retain senior executives, the Committee considers market conditions, experience levels, special capabilities and location of employment to be significant factors. In considering total target compensation

AMERICAN TOWER CORPORATION 2015 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Compensation Discussion and Analysis | Compensation Determinations for 2014

for our current executive officers, the Committee considers the relatively small size of our management team and the substantial scope of their roles relative to achieving Company short- and long-term business strategies, as well as their continued demonstration of superior performance.

BASE SALARY

The Committee weighs heavily the fact that we have a small senior management team relative to the size of the Company. We believe a small senior management team allows us to leverage the broader capabilities of our executive officers more effectively across a wider range of business and functional responsibilities and fosters a team approach by, and greater collaboration among, our executive officers. As a result, the annual base salaries for our named executive officers can vary significantly from those of named executive officers in comparable positions at other companies. All of our named executive officers have served the Company for several years. Given the team orientation and collaborative environment, the Committee typically tries to limit the relative difference in base salaries among our executive officers, and the amounts reflect that each has historically provided key contributions and is expected to continue to significantly contribute to the Company’s long-term success.

After reviewing merit increases, evaluating individual and Company performance, determining scope and complexity of an executive’s job responsibilities, and reviewing peer group competitive assessment data, the Committee determined it necessary to increase base salaries for each of the named executive officers, except the CEO. Based on the peer group and benchmarking analyses, the 2014 base salaries for Messrs. Bartlett and Taiclet were above the 75th percentile, the base salary for Mr. DiSanto was at the 70th percentile and the base salaries for Messrs. Hess and Marshall were at the 65th percentile. As discussed above, the Committee believes it is appropriate to vary our base salary levels from that of the peer group based on the small size of our leadership team and the goal of maintaining a certain level of pay equity within that team.

The following table shows the base salaries of our named executive officers for the year ended December 31, 2014 and the two preceding years.

BASE SALARIES FOR 2014, 2013 AND 2012

Name	2012 Base Salary	2013 Base Salary	Percent Change(1)	2014 Base Salary	Percent Change(1)
James D. Taiclet, Jr.	$1,100,000	$1,100,000	0%	$1,100,000	0%
Thomas A. Bartlett	$702,975	$730,000	4%	$750,000	3%
William H. Hess	$566,500	$600,000	6%	$650,000	8%
Steven C. Marshall	$564,435	$600,000	6%	$650,000	8%
Edmund DiSanto	$500,220	$530,000	6%	$600,000	13%

(1)	Percentage change in base salary from the prior year.

ANNUAL PERFORMANCE BONUS

How We Measure Performance

As shown above under the caption “Elements of Compensation,” 50% of our executives’ annual target bonus is based on the Company’s achievement of pre-established financial goals. The other 50% of our executives’ annual target bonus is based on the achievement of individual goals, set at the beginning of the year, in three broadly defined performance categories: strategic, organizational development and operational. These individual performance goals are unique to each executive’s role and responsibilities. At the beginning of 2014, the Committee, in consultation with the CEO and members of the full Board, assigned a weighting or target score to each of these individual goals.

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Compensation Discussion and Analysis | Compensation Determinations for 2014

Using the evaluation process described in “Goal Setting and Performance Evaluation Process” above, in 2015, the Committee evaluated the CEO and each executive’s performance against these pre-established goals relative to the target scores, and assigned performance scores, which could range from 0% to 200% of the target scores. The sum of performance score relating to the Company’s financial goals, plus performance scores for individual goals, provided the basis for determining the actual bonus payouts for the year.

For example, as shown in the tables below, Mr. Taiclet’s 2014 total performance score was 180, which consisted of a performance score of 75 for exceeding an aggressive level of corporate financial goals, a performance score of 60 for his leadership in significantly exceeding strategic management and growth goals for the year, a performance score of 35 for exceeding critical organizational development goals, and a performance score of 10 for meeting key operational goals. As shown in the Bonus Targets and Payouts Table below, this performance score of 180 means that Mr. Taiclet’s 2014 cash bonus award was equal to 180% of his target bonus award opportunity for the year.

Below we provide details on the goals, target scores and performance scores used to determine each executive’s 2014 actual bonus award.

Financial Goals and Performance

For purposes of the annual performance bonus for 2014, we established corporate financial goals related to total rental and management revenue and Adjusted EBITDA. These goals are used to measure management’s ability to profitably grow our business, increase cash generation and control costs. We base 50% of the annual incentive program for all of our executive officers on these goals, as we believe that making Company financial performance a shared objective encourages alignment and teamwork among them. We also believe that these particular performance measures are among the most important for our stockholders and therefore enhance the alignment of our executive bonus program with stockholder interests.

When we set Company goals for total rental and management revenue and Adjusted EBITDA, we typically set them at or near the mid-point of the full year outlook that we provide to our stockholders. The ranges for anticipated total rental and management revenue and Adjusted EBITDA are then revised to adjust for fluctuations in foreign currency exchange rates and material acquisitions.

FINANCIAL GOALS ($ in billions)

Goal (Target Score: 50)	Target(1)(2)	Actual(3)	Performance	Performance Score
Total rental and management revenue	$3.91	$4.01	Significantly Above Target	75
Adjusted EBITDA	$2.56	$2.65	Significantly Above Target

(1)	Adjusted for the impact of actual 2014 foreign currency exchange rates and material acquisitions.

(2)	On February 25, 2014, we issued a press release indicating anticipated total rental and management revenue for 2014 of between $3.82 billion and $3.91 billion, and anticipated Adjusted EBITDA for 2014 of between $2.50 billion and $2.56 billion, which was based on initial 2014 foreign currency exchange rates and did not include pending acquisitions.

(3)	On February 23, 2015, we issued a press release reporting our actual results for 2014.

Strategic Goals

During 2014, our executive team’s strategic goals were focused primarily on: identifying and executing build-to-suit and M&A opportunities to enhance the Company’s strategic position in existing markets; selectively evaluating and launching complementary new markets that support our investment criteria; developing and implementing adjacent products, services and/or segments to meet evolving mobile network requirements; ensuring that our investment committee process supports the optimal allocation of capital; and strengthening the Company’s financial position.

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Compensation Discussion and Analysis | Compensation Determinations for 2014

STRATEGIC PERFORMANCE

	Target Scores	Performance Scores
CEO	30	60
Other Executives	15 – 25	25 – 45

Name	Achievements	Performance Score
James D. Taiclet, Jr.	Achieved industry leadership position in critical Brazil market through targeted acquisitions; led disciplined investment process, resulting in an optimal entry into the Nigerian market with Airtel.	60
Thomas A. Bartlett	Achieved effective integration of several acquisitions; successfully completed several capital markets transactions including raising incremental bank debt, senior unsecured bond offerings and a mandatory preferred stock offering.	45
William H. Hess	Led Brazil acquisition opportunities to enhance the Company’s strategic position; led the acquisition opportunity with Airtel to acquire a portfolio of towers in a new market; completed a robust built-to suit program in Latin America.	40
Steven C. Marshall	Successfully integrated GTP, Richland and other small portfolio acquisitions; developed enhanced commercial and contractual relationships, including securing a master lease agreement extension with a major tenant.	25
Edmund DiSanto	Upgraded effectiveness of investment committee process; successfully negotiated key acquisition initiatives both domestically and internationally; effectively concluded ongoing litigation.	35

Organizational Development Goals

During 2014, our executive team’s organizational development goals were primarily focused on fostering better communication and collaboration; enhancing the roles and skill sets of regional management structure and functional teams; implementing or improving certain compliance trainings; and developing teams to ensure more effective succession planning.

ORGANIZATIONAL DEVELOPMENT PERFORMANCE

	Target Scores	Performance Scores
CEO	20	35
Other Executives	10 – 20	15 – 35

Name	Achievements	Performance Score
James D. Taiclet, Jr.	Elevated level of executive collaboration; enhanced global knowledge sharing to improve processes in operational functions of business; fostered continued development of executive talent throughout the leadership team.	35
Thomas A. Bartlett	Enhanced roles and skill sets to create strong leadership team and staff; ensured development of expertise and collaboration across key functional areas.	15
William H. Hess	Established a strong management team for Latin America in time for significant market expansion in size of business, particularly Brazil; recruited for Nigeria market launch; achieved effective collaboration across global teams.	15
Steven C. Marshall	Executed numerous system, organizational and location improvements and consolidation; significantly advanced collaboration of U.S. Tower division with international operations; simplified business through seamless integration processes.	35
Edmund DiSanto	Championed human resource system implementations to increase operational effectiveness; improved compliance program through ongoing trainings.	20

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Compensation Discussion and Analysis | Compensation Determinations for 2014

Operational Goals

During 2014, our executive team’s operational goals were focused primarily on exceeding our targets for commenced new business; driving process efficiencies; reducing overhead costs as a percent of our revenues; continuing to foster a culture of compliance and minimizing risk; and cultivating strong relationships with our tenants.

OPERATIONAL PERFORMANCE

	Target Scores	Performance Scores
CEO	0	10
Other Executives	15 – 20	20 – 35

Name	Achievements	Performance Scores
James D. Taiclet, Jr.	Cultivated key tenant relationships; led communications efforts to achieve highest quality investor communications program rating by Institutional Investor Survey; maintained solid regulatory and compliance framework.	10
Thomas A. Bartlett	Championed information technology strategies to streamline operations; successfully completed integration of systems after large-scale acquisition; championed the continued deployment of global policies and procedures across all finance functions.	20
William H. Hess	Exceeded targeted commenced new business in Latin America and EMEA; reduced segment overhead costs as a percent of revenues by year end.	35
Steven C. Marshall	Exceeded targeted U.S. commenced new business; reduced segment overhead costs as a percent of revenue by year end.	25
Edmund DiSanto	Provided critical assistance with commercial and joint venture agreements with key tenants; enhanced REIT compliance program and risk management and regulatory compliance programs.	25

Performance Bonus Payouts

After working with its independent compensation consultant to assess Company and individual executive performance relative to the goals described above, and comparing performance this year versus prior years, the Committee determined actual bonus payouts for the year. Based on the peer group and benchmarking analyses, the target award opportunities (as a percentage of base salary) are within the competitive range for all executives.

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COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Compensation Discussion and Analysis | Compensation Determinations for 2014

The following table shows the target award opportunities and actual bonuses awarded to our named executive officers for the year ended December 31, 2014, as compared to the target awards and actual bonuses for the two preceding fiscal years.

BONUS TARGETS AND PAYOUTS (2014, 2013 AND 2012)

	Target Cash Bonus			Actual Cash Bonus
Name	Year	Target Bonus (%)(1)	Amount ($)	% of Target Bonus	Amount ($)	Percentage Change(2)
James D. Taiclet, Jr.	2012	100%	$1,100,000	185%	$2,035,000
	2013	100%	$1,100,000	190%	$2,090,000	3%
	2014	130%	$1,430,000	180%	$2,574,000	23%
Thomas A. Bartlett	2012	70%	$492,083	112%	$787,332
	2013	70%	$511,000	105%	$766,500	(3%)
	2014	80%	$600,000	155%	$930,000	21%
William H. Hess	2012	70%	$396,550	119%	$674,135
	2013	70%	$420,000	109%	$651,000	(3%)
	2014	80%	$520,000	165%	$858,000	32%
Steven C. Marshall	2012	70%	$395,105	123%	$691,433
	2013	70%	$420,000	116%	$693,000	0%
	2014	80%	$520,000	160%	$832,000	20%
Edmund DiSanto	2012	70%	$350,154	113%	$567,249
	2013	70%	$371,000	112%	$593,600	5%
	2014	80%	$480,000	155%	$744,000	25%

(1)	As a percentage of base salary.

(2)	Percentage change in actual cash bonus awarded from the prior year.

The Committee determined that each of our named executive officers significantly exceeded his individual goals for 2014. As a result, the actual bonus amounts received by Messrs. Taiclet, Bartlett, Hess, Marshall and DiSanto are based on overachievement of both individual and Company goals.

EQUITY-BASED INCENTIVE AWARDS FOR 2014

Our Approach

It is our belief that granting our executive officers meaningful levels of equity-based awards provides them with a greater incentive to focus on long-term results, and also enables us to retain highly experienced executives to sustain long-term Company performance. Our management team does drive short-term advancements such as additional business, cost reduction efforts and process improvements. However, given that long-term lease arrangements with our tenants and additions to our site leasing portfolios generate relatively predictable long-term revenues for the Company, we believe that focusing our executive officers on long-term goals and achievements is the aspect of our compensation program that contributes most significantly to stockholder value. We therefore believe that the management decisions that have the largest impact on the Company in the long term are those relating to matters such as mergers and acquisitions, long-term contracts with major tenants, financial leverage, capital structure, growth opportunities, expansion into new markets and strategic alliances (even though such decisions can sometimes have a negative short-term impact on our performance and/or stock price, but will result in greater long-term value). For these reasons, a significant majority of our targeted compensation is in the form of long-term incentives.

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Compensation Discussion and Analysis | Compensation Determinations for 2014

Our practice has been to award equity-based incentives in amounts that vary based on the executive’s scope of responsibility and the expected contributions of the executive officer and the executive officer’s operating unit to the Company. In determining the amount of each equity-based incentive award, the Committee considers overall Company performance, the anticipated level of future contribution by the executive officer, individual performance relative to annual goals and objectives, and the size of equity-based awards to individuals with comparable positions or roles at the companies included in the peer group and benchmarking analyses.

Each year, the Committee also reviews the form in which the equity-based grant will be awarded, taking into account competitive market practices of our peer group and the broader market, as well as alignment with our ongoing business and talent strategy, culture and compensation philosophy.

2014 Grants

The following table shows the values of equity awards granted to our named executive officers in the year ended December 31, 2014 as compared to the two preceding years. For each named executive officer in each of these years, 50% of each of the equity award was in the form of stock options and 50% in the form of RSUs.

EQUITY-BASED AWARD VALUES (2014, 2013 AND 2012)

Name	2012	2013	Percent Change(1)	2014	Percent Change(1)
James D. Taiclet, Jr.	$8,000,071	$9,000,041	12%	$9,000,058	0%
Thomas A. Bartlett	$2,700,056	$3,000,026	11%	$3,200,062	7%
William H. Hess	$2,500,047	$2,800,044	12%	$3,200,062	14%
Steven C. Marshall	$2,500,047	$2,800,044	12%	$3,200,062	14%
Edmund DiSanto	$2,400,012	$2,700,072	13%	$3,000,056	11%

(1)	Percentage change in equity values awarded from the prior year.

In determining the size of awards for 2014, the Committee first considered the total value/spend on equity for 2013, which was used as the foundation for determining the 2014 equity budget. It then reviewed and approved a range of award valuations for each employee level. For our named executive officers, the Committee determined the appropriate allocations to each executive officer based on the most recent available peer group competitive assessment data, performance, goal achievement, individual job responsibilities and historical data of awards made to executives in prior years. With the exception of the award for Mr. Taiclet, the Committee increased the size of the equity-based awards for each executive officer in recognition of the continued increase in global scale and complexity of the Company, the significant integration and growth opportunities completed during the year and the financial performance of the Company.

In comparing our equity-based awards to those granted by other companies included in the peer group and benchmarking analyses, we determined the value of our awards using a Black-Scholes option pricing model and the closing price of our Common Stock on the date of grant for RSUs. Based on the peer group and benchmarking analyses, the fair market value of equity-based awards granted in 2014 for each of the named executive officers was above the 75th percentile.

Each option and RSU grant vests 25% annually over four years, commencing one year from the date of grant, and each option has a term of ten years. All stock options and RSUs, including the above awards to our executive officers, were part of our annual employee grant on March 10, 2014. The stock options have an exercise price of $81.18, which was the closing price of our Common Stock on the NYSE on the date of grant.

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Compensation Discussion and Analysis | Compensation Determinations for 2015

Compensation Determinations for 2015

SALARY AND TARGET BONUS

In February 2015, the Committee established base salaries and target bonus award opportunities for our named executive officers for 2015. The following table shows the base salary and target bonus award opportunities for Messrs. Taiclet, Bartlett, Hess, Marshall and DiSanto for the year ending December 31, 2015. The Committee determined not to increase our named executive officers’ base salaries or target bonus award opportunities for 2015 based on continued scope of responsibilities, internal pay equity considerations and review of current market alignment data.

2015 BASE SALARIES AND 2015 TARGET CASH BONUS OPPORTUNITIES

Name	2014 Base Salary	2015 Base Salary	Percent Change(1)	2015 Target Cash Bonus Opportunity (% of Base Salary / $)
James D. Taiclet, Jr.	$1,100,000	$1,100,000	0%	130% / $1,430,000
Thomas A. Bartlett	$750,000	$750,000	0%	80% / $ 600,000
William H. Hess	$650,000	$650,000	0%	80% / $ 520,000
Steven C. Marshall	$650,000	$650,000	0%	80% / $ 520,000
Edmund DiSanto	$600,000	$600,000	0%	80% / $ 480,000

(1)	Percentage change in base salary from the prior year.

EQUITY-BASED AWARDS

In February 2015, as part of our annual employee grant, the Committee approved the grant of awards to the executive officers, consisting of stock options, RSUs and the new PSUs we have added to our program (see “Elements of Compensation—Addition of Performance Stock Units for 2015”). In determining the size of these awards, the Committee established a targeted award value for each executive officer and then allocated 50% in stock options, 25% in RSUs and 25% in PSUs.

In making its determinations, the Committee reviewed the total value of prior year awards, as well as the peer group and benchmarking analyses related to equity-based awards, and then established a value for the equity-based awards granted to each executive officer. The 2015 equity award values for each executive officer are above the 75th percentile based on peer group and benchmarking analyses. The Committee determined that these award values were appropriate, given the Company’s performance, individual executive officers’ continued superior performance and expected future contributions, the smaller size of the executive team relative to other similarly-sized companies, and the importance of long-term equity-based incentives to our overall compensation objectives.

AMERICAN TOWER CORPORATION 2015 PROXY STATEMENT

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Compensation Discussion and Analysis | Other Compensation Practices and Policies

The following table shows the value of equity awards granted by the Committee to Messrs. Taiclet, Bartlett, Hess, Marshall and DiSanto for the year ending December 31, 2015 and the preceding year.

EQUITY-BASED AWARD VALUES (2015 AND 2014)

Name	2014 Equity Value(1)	2015 Equity Value(1)	Percent Change(2)
James D. Taiclet, Jr.	$9,000,000	$9,000,000	0%
Thomas A. Bartlett	$3,200,000	$3,670,000	15%
William H. Hess	$3,200,000	$3,670,000	15%
Steven C. Marshall	$3,200,000	$3,670,000	15%
Edmund DiSanto	$3,000,000	$3,470,000	16%

(1)	Due to fractional shares, the fair value amounts awarded may slightly differ from the amounts approved by the Committee.

(2)	Percentage change in equity values awarded from the prior year.

Other Compensation Practices and Policies

ROLE OF THE COMPENSATION CONSULTANT

The Committee’s compensation consultant is currently PM&P. PM&P reports directly to the Committee and the Committee can replace PM&P or hire additional consultants at any time. In fiscal year 2014, PM&P attended all Committee meetings in person or by telephone, including executive sessions as requested and consulted frequently with the Chairperson of the Committee between meetings.

As part of its work in 2014, PM&P assisted the Committee with determining our peer group and benchmarking analyses, which included an executive compensation competitive analysis, a financial performance analysis, a dilution analysis and a realizable pay for performance analysis. PM&P also assisted the Committee on the design of the new PSU program, advised the Committee on evolving best practices, conducted a risk assessment review of each of our compensation practices, programs and policies, and provided a competitive analysis of director and executive compensation. Other than the services that it provides to the Committee, PM&P does not provide services to the Company and receives no additional compensation from the Company.

The Committee has analyzed whether the work of PM&P as its compensation consultant raises any conflict of interest, taking into consideration the following factors: (i) PM&P does not provide any other services to the Company; (ii) the amount of fees from the Company paid to PM&P is less than 1% of PM&P’s total revenue; (iii) PM&P’s policies and procedures were designed to ensure independence; (iv) PM&P does not have any business or personal relationship with an executive officer of the Company; (v) PM&P does not have any business or personal relationship with any member of the Committee; and (vi) neither PM&P, nor any member of its consulting team, owns any stock of the Company. The Committee determined, based on its analysis of the above factors, that the work of PM&P and the individual compensation advisors employed by PM&P as compensation consultants to the Committee do not create any conflict of interest. The Committee will continue to monitor the independence of its compensation consultant on an annual basis.

EMPLOYMENT AND OTHER AGREEMENTS

To recruit and retain our executive officers, we periodically enter into employment letters and other arrangements or agreements, which are subject to review by the Committee.

AMERICAN TOWER CORPORATION 2015 PROXY STATEMENT

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Compensation Discussion and Analysis | Other Compensation Practices and Policies

In February 2015, we entered into a two-year letter agreement with Mr. Marshall in connection with his continued service as Executive Vice President and President of our U.S. Tower Division. In addition to terms consistent with the benefits we provide our other executive officers, we agreed to provide Mr. Marshall with a goods and services differential, home leave, benefits allowances, optional relocation support allowances and housing.

We entered into a noncompetition agreement with Mr. Hess in 2001 related to the Company’s Mexico subsidiary, ATC MexHold LLC (ATC Mexico). In addition, in 2004 (amended in 2008), we entered into a noncompetition and confidentiality agreement with Mr. Hess related to the Company’s Brazil subsidiary, ATC South America Holding LLC (ATC South America).

SEVERANCE PROGRAM

In March 2009, we implemented the Severance Program to provide severance benefits to eligible employees who are terminated in certain circumstances. Severance benefits under the Severance Program vary depending on an employee’s position or tenure with the Company. Our CEO and our Executive Vice Presidents are eligible for benefits under the Severance Program in the case of a Qualifying Termination, which occurs if the officer resigns for Good Reason or if the Company terminates the executive officer other than for Cause or for Performance Reasons (as these terms are defined in the Severance Program). The benefits to these executives upon a Qualifying Termination would be as follows:

•	Cash Severance: The CEO would be entitled to receive 104 weeks of base earnings and each Executive Vice President would be entitled to receive 78 weeks of base earnings. In addition, each executive officer would be entitled to a pro-rated portion of his or her target bonus for the portion of the year prior to termination, assuming 100% satisfaction of goals or objectives related to that bonus.

•	Equity Acceleration/Vesting Provisions Upon Change of Control: If a Qualifying Termination occurs within 14 days prior to, or up to two years following, a Change of Control, each executive officer’s outstanding equity-based awards would also fully vest on an accelerated basis. In addition, the value of PSUs earned would be determined as of the most recently completed fiscal quarter and paid out immediately, while unearned PSUs would become time-based (rather than performance-based) for the rest of the performance period.

•	Benefits Continuation: Each executive officer would be eligible for continued health and welfare benefits, with the Company paying the employer’s share of the cost of coverage during the period for which the executive is entitled to receive base earnings under the Severance Program.

•	Release of Claims, Non-Compete: To receive benefits under the Severance Program, the executive officer must sign a separation and release agreement and a limited confidentiality and restrictive covenant agreement in forms satisfactory to the Company. At its discretion, the Company can also require the executive officer to deposit a portion of the after-tax payments received under the Program into a restricted account to serve as security for his or her compliance with the ongoing covenants, restrictions and obligations contained in such agreements; in the event of non-compliance, distribution from this account can be restricted, up to and including forfeiture.

OTHER BENEFITS

We do not believe in providing extensive perquisites to our executive officers. Our executive officers participate in the same healthcare, insurance and other welfare and retirement programs as other eligible employees. These programs include health and dental coverage, group term life insurance, disability programs, our broad-based employee stock purchase program (under which we give a 15% discount to all employees on the purchase price of our stock) and matching contributions to our 401(k) plan. We share the cost of health and welfare benefits with our employees, including our executive officers, a cost that depends on the level of benefits coverage that each employee or executive officer elects.

We have no deferred compensation plans or supplemental executive retirement plans, nor any outstanding loans of any kind to our executive officers.

AMERICAN TOWER CORPORATION 2015 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Compensation Discussion and Analysis | Other Compensation Practices and Policies

As shown in the Summary Compensation Table, in the column captioned “All Other Compensation,” perquisites to executive officers include an annual car allowance of $12,000 and reimbursement for related auto insurance premiums. They also include amounts for discounted parking at our corporate offices in Boston, a benefit we also provide to a number of our other corporate employees.

Under limited circumstances, we provide certain perquisites to individuals recruited to key positions and to officers who move from their home countries at the Company’s request. Accordingly, in addition to the general perquisites to executive officers, Mr. Marshall, an expatriate from the United Kingdom who works in Boston as Executive Vice President and President, U.S. Tower Division, receives a goods and services differential, home leave, benefits allowances, optional relocation support allowances and housing in connection with his role. The amount of each of Mr. Marshall’s expatriate benefits is shown in the Summary Compensation Table, and we believe they are consistent with packages typically offered to expatriated employees at global companies.

STOCK OWNERSHIP GUIDELINES

We believe that, by holding shares of our Common Stock, RSUs and options to purchase our Common Stock, our executive officers have interests that are closely aligned with those of our stockholders. In January 2012, we implemented a formal stock ownership policy for our executive officers and Directors so that they may share in the perspectives and sentiments of our stockholders as our stock price increases or decreases.

The current stock ownership guidelines are based on a multiple of base salary for executive officers (five times base salary for the CEO and three times base salary for the executive officers directly reporting to the CEO) and a multiple of the annual cash retainer for non-employee Directors (five times annual retainer). In determining compliance with these guidelines, in addition to actual shares held we count unvested time-based RSUs and the in-the-money value of vested options. Executives and Directors have five years from the date of hire to reach their required ownership levels.

As of December 31, 2014, all of our executive officers were in compliance with the stock ownership guidelines. For additional information on our stock ownership guidelines and our Directors, see above under the caption “Corporate Governance—Stock Ownership Guidelines.”

NEW POLICIES ON TRANSACTIONS IN COMPANY STOCK

In September 2014, we amended our Anti-Insider Trading Policy that imposes limits as to when and how Company employees, including our executive officers and Directors, can engage in transactions in our securities, and prohibits short sales and hedging transactions with respect to our Common Stock. We also revised our Code of Conduct to provide a formal policy that prohibits our executive officers and Directors from entering into hedging transactions with respect to our Common Stock. None of our executive officers or Directors has pledged shares of his or her Common Stock as security.

CLAW BACK POLICY

The terms of our annual performance bonus awards and long-term, equity-based awards allow the Company to “claw back” cash and shares received pursuant to such awards, respectively, or, in the latter case, require the payment to the Company of all gains realized upon disposition of such shares in certain circumstances, such as the executive’s termination by the Company for cause or following termination of employment for any reason if either (1) the executive officer engaged in conduct while an employee that would have justified termination for cause, or (2) the executive officer violates any applicable confidentiality or noncompetition agreement.

AMERICAN TOWER CORPORATION 2015 PROXY STATEMENT

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Compensation Discussion and Analysis | Other Compensation Practices and Policies

TAX AND ACCOUNTING CONSIDERATIONS

Deductibility of Executive Compensation

As part of its role, the Committee considers to what extent the Company can deduct any of its executive compensation under Section 162(m) of the Internal Revenue Code. Generally, a public company cannot deduct compensation in excess of $1 million paid in any year to a company’s chief executive officer and the three other most highly compensated officers (other than the company’s chief financial officer). However, certain compensation, including qualified “performance based compensation,” is not subject to this $1 million limitation. In designing our compensation programs and in making awards to our executive officers, the Committee is mindful of whether compensation will be deductible, but it retains the flexibility to award compensation that is not deductible in order to meet the objectives of our compensation philosophy. For purposes of Section 162(m), amounts paid to Messrs. Taiclet, Hess, Marshall and DiSanto exceeded $1 million in 2014.

Accounting for Equity-Based Compensation

As discussed in our Form 10-K, we measure and recognize compensation expense for all share-based payment awards made to employees and Directors, including stock options, RSUs and employee stock purchases under our employee stock purchase plan. Stock-based compensation cost is measured at the accounting measurement date based on the fair value of the award and is recognized as an expense over the requisite service period (which generally aligns with the vesting period, and for those awards granted in 2013 and beyond, is the shorter of the vesting period or the period within which the employee will become eligible to receive such awards under our death, disability and retirement benefits program). The expense recognized over the service period includes an estimate of awards that will not vest and will be forfeited. We calculate the fair value of stock options using the Black-Scholes option-pricing model that takes into account a number of assumptions at the accounting measurement date, including the stock price, the exercise price, the expected life of the option, the volatility of the underlying stock, expected dividends and the risk-free interest rate over the expected life of the option. The fair value of RSUs is based on the market price of our Common Stock on the grant date. We continue to believe that our broad-based equity incentive program is an effective tool for motivating and retaining our employees and expect to continue to grant options and RSUs to our employees and executive officers, notwithstanding the impact to our financial statements.

AMERICAN TOWER CORPORATION 2015 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Compensation Discussion and Analysis | Compensation Committee Report

Compensation Committee Report

The Compensation Committee of the Company’s Board of Directors reviewed the Compensation Discussion and Analysis for the year ended December 31, 2014 and discussed it with the Company’s management. Based on this review and its discussions with management, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2015 Annual Meeting of Stockholders.

By the Compensation Committee of the Board of Directors of American Tower Corporation.

COMPENSATION COMMITTEE

Samme L. Thompson, Chairperson

Gustavo Lara Cantu

Pamela D.A. Reeve

AMERICAN TOWER CORPORATION 2015 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Executive Compensation | Summary Compensation Table

Executive Compensation

The following table provides information concerning compensation earned by each of our named executive officers for the years ended December 31, 2014, 2013 and 2012.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(e)	(f)	(g)	(i)	(j)
James D. Taiclet, Jr.	2014	$1,100,000	$4,500,051	$4,500,007	$2,574,000	$30,715	$12,704,773
Chairman of the Board President	2013	$1,100,000	$4,500,034	$4,500,007	$2,090,000	$30,985	$12,221,026
and Chief Executive Officer	2012	$1,100,000	$4,000,054	$4,000,017	$2,035,000	$26,093	$11,161,164

Thomas A. Bartlett	2014	$750,000	$1,600,058	$1,600,004	$930,000	$24,804	$4,904,866
Executive Vice President	2013	$730,000	$1,500,011	$1,500,015	$766,500	$23,613	$4,520,139
and Chief Financial Officer	2012	$702,975	$1,350,050	$1,350,006	$787,332	$20,550	$4,210,913

William H. Hess	2014	$650,000	$1,600,058	$1,600,004	$858,000	$30,929	$4,738,991
Executive Vice President,	2013	$600,000	$1,400,041	$1,400,003	$651,000	$30,060	$4,081,104
International Operations and President,	2012	$566,500	$1,250,044	$1,250,003	$674,135	$25,836	$3,766,518
Latin America and EMEA
Steven C. Marshall	2014	$650,000	$1,600,058	$1,600,004	$832,000	$134,810	$4,816,872
Executive Vice President and President,	2013	$600,000	$1,400,041	$1,400,003	$693,000	$138,997	$4,232,041
U.S. Tower Division	2012	$564,435	$1,250,044	$1,250,003	$691,433	$161,314	$3,917,229

Edmund DiSanto	2014	$600,000	$1,500,044	$1,500,012	$744,000	$29,767	$4,373,823
Executive Vice President	2013	$530,000	$1,350,056	$1,350,016	$593,600	$29,662	$3,853,334
Chief Administrative Officer,	2012	$500,220	$1,200,010	$1,200,002	$567,249	$23,190	$3,490,671
General Counsel and Secretary

(1)	The amounts in column (e) reflect the aggregate grant date fair value of RSUs granted in 2014, 2013 and 2012 pursuant to our 2007 Equity Incentive Plan. See notes 1 and 15 to the consolidated financial statements included in our Form 10-K regarding assumptions underlying the valuation of our RSUs.

(2)	The amounts in column (f) reflect the aggregate grant date fair value of stock options granted in 2014, 2013 and 2012, respectively, pursuant to our 2007 Equity Incentive Plan. See notes 1 and 15 to the consolidated financial statements included in our Form 10-K regarding assumptions underlying the valuation of our stock options.

(3)	The amounts in column (g) reflect, for the year ended December 31, 2014, cash payments made in 2015 with respect to annual performance bonus awards for services performed in 2014; for the year ended December 31, 2013, cash payments made in 2014 with respect to annual performance bonus awards for services performed in 2013; and for the year ended December 31, 2012, cash payments made in 2013 with respect to annual performance bonus awards for services performed in 2012.

(4)	The amounts in column (i) include for each of our named executive officers matching contributions pursuant to our 401(k) plan (and, for the years ended December 31, 2012 and 2013, a U.K. designated retirement fund for Mr. Marshall), an annual car allowance of $12,000 and additional amounts for related auto insurance premiums. These amounts also reflect reimbursement for parking expenses at our corporate offices in Boston, which is a benefit we offer to a number of our employees who work in that office. In addition, the amounts in column (i) include certain benefits related to Mr. Marshall’s status as an expatriate in the years ended December 31, 2014, 2013 and 2012. In 2014, 2013 and 2012, Mr. Marshall received an aggregate of $109,487, $102,109 and $89,140, respectively, including amounts for temporary living expenses, home leave and goods and services differentials. For more information regarding these benefits to Mr. Marshall, see “—Employment and Severance Arrangements” below. In accordance with SEC rules, the amounts in column (i) do not include payments for group term life insurance and other welfare benefits that are available generally to all salaried employees.

AMERICAN TOWER CORPORATION 2015 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Executive Compensation | Grants of Plan-Based Awards for 2014

GRANTS OF PLAN-BASED AWARDS FOR 2014

The following table sets forth information relating to stock options and RSUs granted pursuant to our equity incentive plans and cash bonus opportunity awarded as part of our annual performance bonus during the year ended December 31, 2014 to each of our named executive officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(3)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards(6)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(i)	(j)	(k)	(l)
James D. Taiclet, Jr.
Cash bonus		$1,072,500	$1,430,000	$2,860,000
Options	3/10/2014					303,235	$81.18	$4,500,007
RSUs	3/10/2014				55,433			$4,500,051
Thomas A. Bartlett
Cash bonus		$450,000	$600,000	$1,200,000
Options	3/10/2014					107,817	$81.18	$1,600,004
RSUs	3/10/2014				19,710			$1,600,058
William H. Hess
Cash bonus		$390,000	$520,000	$1,040,000
Options	3/10/2014					107,817	$81.18	$1,600,004
RSUs	3/10/2014				19,710			$1,600,058
Steven C. Marshall
Cash bonus		$390,000	$520,000	$1,040,000
Options	3/10/2014					107,817	$81.18	$1,600,004
RSUs	3/10/2014				19,710			$1,600,058
Edmund DiSanto
Cash bonus		$360,000	$480,000	$960,000
Options	3/10/2014					101,079	$81.18	$1,500,012
RSUs	3/10/2014				18,478			$1,500,044

(1)	For 2014, the bonus target for Mr. Taiclet was 130% of base salary and the bonus target for each of Messrs. Bartlett, Hess, Marshall and DiSanto was 80% of base salary. The performance bonus cannot exceed 200% of the bonus target, and typically the Compensation Committee does not award performance bonuses below 75% of the bonus target. The amounts in column (c), (d) and (e) are based on 75%, 100% and 200% of the bonus target, respectively. The actual amounts we paid in connection with our annual performance bonus awards are reflected in the Summary Compensation Table under the column captioned “Non-Equity Incentive Plan Compensation.” For more information regarding our annual performance bonus awards, see above under the caption “Compensation Determinations for 2014—Annual Performance Bonus” in our Compensation Discussion and Analysis included in this Proxy Statement.

(2)	Includes RSUs granted under the 2007 Equity Incentive Plan. All RSUs included in column (i) generally vest in 25% cumulative annual increments commencing one year from the date of grant.

(3)	Includes stock options granted under the 2007 Equity Incentive Plan. All stock options included in column (j) generally vest in 25% cumulative annual increments commencing one year from the date of grant.

AMERICAN TOWER CORPORATION 2015 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Executive Compensation | Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

(4)	We typically grant equity-based incentive awards to our employees, including our executive officers, as part of our annual employee performance review program conducted in February or March of each year. On March 10, 2015, in connection with annual performance reviews and the Company’s annual employee equity grant, we awarded Messrs. Taiclet, Bartlett, Hess, Marshall and DiSanto stock options, RSUs and PSUs pursuant to the 2007 Equity Incentive Plan in the amounts set forth below based on their performance for the year ended December 31, 2014 and expected future contributions to the Company. As discussed in “Compensation Determinations for 2015” in our Compensation Discussion and Analysis included in this Proxy Statement, we determined the number of stock options, RSUs and PSUs based on award value.

Name	Stock Options	RSUs	PSUs	Grant Date Fair Value
James D. Taiclet, Jr.	$4,500,000	$2,250,000	$2,250,000	$9,000,000
Thomas A. Bartlett	$1,835,000	$917,500	$917,500	$3,670,000
William H. Hess	$1,835,000	$917,500	$917,500	$3,670,000
Steven C. Marshall	$1,835,000	$917,500	$917,500	$3,670,000
Edmund DiSanto	$1,735,000	$867,500	$867,500	$3,470,000

The stock options have an exercise price of $94.57, which was the closing price of our Common Stock on the NYSE on the date of grant, and have a term of ten years. All of the above stock option and RSU awards vest in 25% cumulative annual increments commencing one year from the date of grant, subject to earlier vesting under the death, disability and retirement benefits program. All PSU awards vest at the end of the three-year performance period based on achievement against pre-established annual performance goals determined at the date of grant, subject to earlier vesting under the death, disability and retirement benefits program.

(5)	The price included in column (k) reflects the per share exercise price of each option, which is equal to the closing price of our Common Stock on the NYSE on the date of grant.

(6)	The amounts in column (l) reflect the grant date fair value of the stock and option awards granted during the fiscal year ended December 31, 2014. See notes 1 and 15 to the consolidated financial statements included in our Form 10-K regarding assumptions underlying valuation of equity awards.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

The compensation paid to our named executive officers in 2014, 2013 and 2012 summarized in the Summary Compensation Table is determined in accordance with employment letters and other arrangements or agreements with our executive officers, which are reviewed by the Compensation Committee. For more information about these agreements, please see below under the caption “Employment and Severance Arrangements.” For more information about the elements of the compensation packages paid to our executive officers, please see above under the caption “Compensation Determinations for 2014” in our Compensation Discussion and Analysis included in this Proxy Statement.

AMERICAN TOWER CORPORATION 2015 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Executive Compensation | Outstanding Equity Awards at Fiscal Year-End for 2014

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2014

The following table sets forth information relating to stock options and RSUs outstanding as of December 31, 2014 that were granted pursuant to our 1997 Stock Option Plan, as amended, and 2007 Equity Incentive Plan, or granted under predecessor plans, to our named executive officers.

	Option Awards(1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
James D. Taiclet, Jr.	187,335	—	—	$37.52	3/15/2017	—	—	—	—
	162,500	—	—	$37.70	3/17/2018	—	—	—	—
	189,760	—	—	$28.39	3/10/2019	—	—	—	—
	136,667	—	—	$43.11	3/10/2020	—	—	—	—
	131,503	43,834	—	$50.78	3/10/2021	—	—	—	—
	114,878	114,876	—	$62.00	3/12/2022	—	—	—	—
	58,291	174,870	—	$76.90	3/11/2023
	—	303,235	—	$81.18	3/10/2024
	—	—	—	$—	—	14,769	$1,459,916	—	—
	—	—	—	$—	—	32,258	$3,188,703	—	—
	—	—	—	$—	—	43,888	$4,338,329	—	—
	—	—	—	$—	—	55,433	$5,479,552	—	—
Thomas A. Bartlett	—	16,072		$50.78	3/10/2021	—		—	—
	—	38,770	—	$62.00	3/12/2022	—		—	—
	—	58,290	—	$76.90	3/11/2023	—		—	—
	—	107,817	—	$81.18	3/10/2024	—		—	—
	—	—	—	$—	—	5,415	$535,273	—	—
	—	—	—	$—	—	10,887	$1,076,180	—	—
	—	—	—	$—	—	14,629	$1,446,077	—	—
	—	—	—	$—	—	19,710	$1,948,334	—	—
William H. Hess						—		—	—
						—		—	—
	21,569	15,342	—	$50.78	3/10/2021	—		—	—
	35,900	35,898	—	$62.00	3/12/2022	—		—	—
	18,135	54,404	—	$76.90	3/11/2023
	—	107,817		$81.18	3/10/2024
	—	—	—	$—	—	5,169	$510,956	—	—
	—	—	—	$—	—	10,080	$996,408	—	—
	—	—	—	$—	—	13,654	$1,349,698	—	—
	—	—	—	$—	—	19,710	$1,948,334	—	—
Steven C. Marshall	150,000	—	—	$44.92	12/3/2017	—		—	—
	17,162	—	—	$28.39	3/10/2019	—		—	—
	30,000	—	—	$43.11	3/10/2020	—		—	—
	46,026	15,342	—	$50.78	3/10/2021	—		—	—
	35,900	35,898	—	$62.00	3/12/2022	—		—	—
	18,135	54,404	—	$76.90	3/11/2023	—		—	—
	—	107,817		$81.18	3/10/2024
	—	—	—	$—	—	5,169	$510,956	—	—
	—	—	—	$—	—	10,080	$996,408	—	—
	—	—	—	$—	—	13,654	$1,349,698	—	—
	—	—	—	$—	—	19,710	$1,948,334	—	—

AMERICAN TOWER CORPORATION 2015 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Executive Compensation | Outstanding Equity Awards at Fiscal Year-End for 2014

	Option Awards(1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Edmund DiSanto	9,312	—	—	$42.95	6/01/2017	—		—	—
	21,875	—	—	$37.70	3/17/2018	—		—	—
	51,087	—	—	$28.39	3/10/2019	—		—	—
	60,000	—	—	$43.11	3/10/2020	—		—	—
	43,835	14,611	—	$50.78	3/10/2021	—		—	—
	34,464	34,462	—	$62.00	3/12/2022	—		—	—
	17,488	52,461	—	$76.90	3/11/2023
	—	101,079	—	$81.18	3/10/2024			—	—
						4,923	$486,639
	—	—	—	$—	—	9,677	$956,571	—	—
	—	—	—	$—	—	13,167	$1,301,558	—	—
	—	—	—	$—	—	18,478	$1,826,550	—	—

(1)	Stock options vest in 25% cumulative annual increments commencing one year from the date of grant, and have a term of ten years, subject to earlier vesting under the death, disability and retirement benefits program.

(2)	For each option grant identified as unexercisable in part or in full, the following table sets forth information regarding such option grant as of December 31, 2014.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Grant Date	Original Option Grant Amount (#)
James D. Taiclet, Jr.	131,503	43,834	3/10/2011	175,337
	114,878	114,876	3/12/2012	229,754
	58,291	174,870	3/11/2013	233,161
	—	303,235	3/10/2014	303,235
Thomas A. Bartlett	—	16,072	3/10/2011	64,290
	—	38,770	3/12/2012	77,542
	—	58,290	3/11/2013	77,721
	—	107,817	3/10/2014	107,817
William H. Hess	21,569	15,342	3/10/2011	61,368
	35,900	35,898	3/12/2012	71,798
	18,135	54,404	3/11/2013	72,539
	—	107,817	3/10/2014	107,817
Steven C. Marshall	46,026	15,342	3/10/2011	61,368
	35,900	35,898	3/12/2012	71,798
	18,135	54,404	3/11/2013	72,539
	—	107,817	3/10/2014	107,817
Edmund DiSanto	43,835	14,611	3/10/2011	58,446
	34,464	34,462	3/12/2012	68,926
	17,488	52,461	3/11/2013	69,949
	—	101,079	3/10/2014	101,079

(3)	Stock awards consist of RSUs granted under the 2007 Equity Incentive Plan. Each of the RSUs identified as unvested was granted on March 10, 2011, March 12, 2012, March 11, 2013 or March 10, 2014 (in descending chronological order as to the date of grant in the table for each named executive officer) and each vests in 25% cumulative annual increments commencing one year from the date of grant, subject to earlier vesting under the death, disability and retirement benefits program.

(4)	The market value of the RSU awards was determined using a stock price of $98.85, which was the closing price of our Common Stock on the NYSE on December 31, 2014.

AMERICAN TOWER CORPORATION 2015 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Employment and Severance Arrangements

OPTION EXERCISES AND STOCK VESTED FOR 2014

The following table sets forth information relating to options exercised and RSUs vested during the year ended December 31, 2014 in respect of each of our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
(a)	(b)	(c)	(d)	(e)
James D. Taiclet, Jr.	165,839	$9,536,241	57,417	$4,663,236
Thomas A. Bartlett	238,328	$10,129,732	21,536	$1,748,978
William H. Hess	80,000	$3,976,408	19,981	$1,622,711
Steven C. Marshall	—	$—	19,981	$1,622,711
Edmund DiSanto	75,000	$2,922,000	19,370	$1,573,094

(1)	Column (c) reflects the excess of the market price of the underlying securities at exercise over the exercise price.

(2)	Column (e) reflects the market value of RSU awards using a stock price of $81.18, $80.84 and $81.70, the closing price of our Common Stock on the NYSE on the vesting date of each RSU.

Employment and Severance Arrangements

As discussed above in our Compensation Discussion and Analysis, in order to recruit and retain our executive officers, we have periodically entered into employment letters and other arrangements or agreements, which are reviewed by the Compensation Committee. Our named executive officers are also subject to the terms of the Severance Program. The table below related to Potential Payments Upon Termination or Change of Control for 2014 summarizes the severance benefits that would be payable to each of our named executive officers if his employment were terminated as of December 31, 2014, with respect to the different termination scenarios set forth in their agreements with the Company. Under the Severance Program, our executive officers are entitled to the following severance benefits upon a Qualifying Termination:

•	Cash Severance: The Chief Executive Officer will be entitled to receive 104 weeks of base earnings and each Executive Vice President will be entitled to receive 78 weeks of base earnings. In addition, each executive will be entitled to a pro-rated portion of his or her target bonus for the portion of the year prior to termination, assuming 100% satisfaction of goals or objectives related to that bonus.

•	Equity Acceleration/Vesting Provisions: If a Qualifying Termination occurs within 14 days prior to, or up to two years following, a Change of Control, each executive would also be entitled to full acceleration of vesting of all outstanding equity-based awards.

•	Benefits Continuation: Each executive will be eligible for continued health and welfare benefits, pursuant to which the Company will pay the employer share of the cost of coverage for a period equal to the number of weeks of base earnings payable under the Severance Program.

•	Release of Claims, Non-Compete: All severance benefits under the Severance Program are subject to the executive signing a separation and release agreement and a limited confidentiality and restrictive covenant agreement in forms satisfactory to the Company. In addition, at the Company’s discretion, the Company can require the deposit of a portion of the after-tax payments to each executive in a restricted account to serve as security for the executive’s compliance with the ongoing covenants, restrictions and obligations contained in such agreements, with restrictions on distribution up to and including forfeiture in the event of non-compliance.

Under the Severance Program, equity awards to our executive officers are subject to a double-trigger standard, whereby the executive is only entitled to acceleration of his equity awards in the event of a “Qualifying Termination” within 14 days before, or

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COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Employment and Severance Arrangements

two years following, a “Change of Control.” In such an event, the executive would be entitled to acceleration of all unvested equity-based awards (including stock options and RSUs). In addition, the value of the PSUs earned would be determined as of the most recently completed fiscal quarter and paid out immediately, while unearned PSUs would become time-based (rather than performance-based) for the remainder of the performance period. In all other cases, the executive is not entitled to any acceleration or continued vesting of his or her equity-based awards. In addition, the Severance Program does not provide for tax gross-ups. For more information about the Severance Program, see above under the caption “Other Compensation Practices and Policies—Severance Program” in our Compensation Discussion and Analysis included in this Proxy Statement.

In addition, the Compensation Committee adopted a death, disability and retirement benefits program in connection with equity awards granted to our employees, including executives, similar to our peer group companies. The benefits provide for the acceleration of vesting and exercise periods upon an employee’s death or permanent disability, or upon an employee’s qualified retirement provided certain eligibility criteria are met, for stock options, RSUs and PSUs granted on or after January 1, 2013.

In February 2015, we entered into a two-year letter agreement with Mr. Marshall in connection with his continued service as Executive Vice President and President of our U.S. Tower Division. In addition to terms consistent with the benefits we provide our other executive officers, we agreed to provide Mr. Marshall with a goods and services differential, home leave, benefits allowances, optional relocation support allowances and housing.

We are also a party to noncompetition agreements with Mr. Hess. We entered into a noncompetition agreement with Mr. Hess in 2001 related to ATC Mexico. In addition, in 2004, as amended in 2008, we entered into a noncompetition and confidentiality agreement with Mr. Hess related to ATC South America.

AMERICAN TOWER CORPORATION 2015 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Employment and Severance Arrangements

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL FOR 2014

The table below shows the potential estimated payments pursuant to our Severance Program to each named executive officer as if the individual’s employment had been terminated as of December 31, 2014. While our executive officers are entitled to certain severance benefits upon a Qualifying Termination pursuant to the terms of the Severance Program, full acceleration of vesting of outstanding equity-based awards is limited to a Qualifying Termination upon a change in control, subject to earlier vesting under the death, disability and retirement program.

Name and Type of Payment/Benefit	Termination on 12/31/14: voluntary, retirement, or “for Cause”	Qualifying Termination on 12/31/14: with no Change of Control	Qualifying Termination on 12/31/14: with Change of Control
James D. Taiclet, Jr.
Base salary(1)	$—	$2,200,000	$2,200,000
Bonus(2)	—	1,430,000	1,430,000
Value of accelerated equity awards(3)(4)	—	—	30,003,340
Health benefits(5)	—	35,118	35,118
Total	$—	$3,665,118	$33,668,458
Thomas A. Bartlett
Base salary(1)	$—	$1,125,000	$1,125,000
Bonus(2)	—	600,000	600,000
Value of accelerated equity awards(3)(4)	—	—	10,391,710
Health benefits(5)	—	26,339	26,339
Total	$—	$1,751,339	$12,143,049
William H. Hess
Base salary(1)	$—	$975,000	$975,000
Bonus(2)	—	520,000	520,000
Value of accelerated equity awards(3)(4)	—	—	9,965,020
Health benefits(5)	—	26,339	26,339
Total	$—	$1,521,339	$11,486,359
Steven C. Marshall
Base salary(1)	$—	$975,000	$975,000
Bonus(2)	—	520,000	520,000
Value of accelerated equity awards(3)(4)	—	—	9,965,020
Health benefits(5)	—	19,156	19,156
Total	$—	$1,514,156	$11,479,176
Edmund DiSanto
Base salary(1)	$—	$900,000	$900,000
Bonus(2)	—	480,000	480,000
Value of accelerated equity awards(3)(4)(6)	6,065,693	6,065,693	9,481,179
Health benefits(5)	—	26,339	26,339
Total	$6,065,693	$7,472,032	$10,887,518

(1)	For Mr. Taiclet, the amount reflects salary continuation for 104 weeks, based on Mr. Taiclet’s base salary as of December 31, 2014. For Messrs. Bartlett, Hess, Marshall and DiSanto, the amount reflects salary continuation for 78 weeks, based on base salary as of December 31, 2014. The Severance Program specifies that continuation of salary is to be paid bi-weekly.

(2)	This amount reflects a bonus with respect to a full year of service for the year ended December 31, 2014 and assumes that a bonus target of 100% is met. Actual bonus payments upon separation are calculated pro-rata. For the year ended December 31, 2014, the bonus target for Mr. Taiclet was 130% of base salary and the bonus target for Messrs. Bartlett, Hess, Marshall and DiSanto was 80% of base salary.

(3)	Value of stock options reflects the excess of the market price of $98.85 of our Common Stock on December 31, 2014 over the exercise price of the stock option. Value of RSUs is determined using the market price of $98.85 of our Common Stock on December 31, 2014.

AMERICAN TOWER CORPORATION 2015 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Director Compensation

(4)	As of December 31, 2014, under the Severance Program, each executive is entitled to full acceleration of vesting of all outstanding equity-based awards, including, but not limited to, stock options and RSUs, upon a Qualifying Termination that occurs within 14 days prior to, or up to two years following, a Change of Control.

(5)	For Mr. Taiclet, this amount reflects a continuation of health and dental insurance for 104 weeks, based on the employer share of the cost of coverage for this time period. For Messrs. Bartlett, Hess, Marshall and DiSanto, this amount reflects a continuation of health and dental insurance for 78 weeks, based on the employer share of the cost of coverage for this time period. All amounts are estimates based on current rates and benefits elections made by each executive for the year ended December 31, 2014.

(6)	In addition to the full acceleration of vesting of all outstanding equity-based awards upon a Change of Control in accordance with the Severance Program, Mr. DiSanto’s equity-based awards that were granted after January 1, 2013 will vest upon his “qualifying retirement,” pursuant to the terms of the Company’s death, disability and retirement program, as described above. Mr. DiSanto would not be entitled to these benefits upon termination for “Cause.”

Director Compensation

As of December 31, 2014, our standard compensatory arrangement with our non-management Directors included the following:

•	an annual retainer of $75,000;

•	an annual payment of $10,000 with respect to each committee on which a Director serves (except that members of the Audit Committee shall receive $15,000);

•	an annual payment of $10,000 with respect to each committee on which a Director serves as Chairperson (except that the Chairpersons of the Audit and Compensation Committees shall each receive $15,000); and

•	an annual payment of $30,000 for the Lead Director of the Board.

On March 10, 2014, based on their performance in the prior year and expected future contributions to the Company, we granted each of the eight non-management Directors then serving on our Board 924 fully vested RSUs, as well as a fully-vested option to purchase 5,054 shares of our Common Stock. These options were granted with an exercise price of $81.18, which was the closing price of our Common Stock on the NYSE on the date of grant.

The following table provides information concerning the compensation of each non-management Director who served on our Board during the year ended December 31, 2014. Information regarding the compensation of Mr. Taiclet may be found above under “Executive Compensation.”

DIRECTOR COMPENSATION FOR 2014

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)(2)	Total ($)
(a)	(b)	(c)	(d)	(h)
Raymond P. Dolan	$95,000	$75,010	$75,001	$245,011
Ronald M. Dykes	$90,000	$75,010	$75,001	$240,011
Carolyn F. Katz	$105,000	$75,010	$75,001	$255,011
Gustavo Lara Cantu	$85,000	$75,010	$75,001	$235,011
Craig Macnab(3)	$—	$—	$—	$—
JoAnn A. Reed	$90,000	$75,010	$75,001	$240,011
Pamela D.A. Reeve	$125,000	$75,010	$75,001	$275,011
David E. Sharbutt	$85,000	$75,010	$75,001	$235,011
Samme L. Thompson	$100,000	$75,010	$75,001	$250,011

(1)	The amounts in columns (c) and (d) reflect the aggregate grant date fair value of awards granted for the fiscal year ended December 31, 2014. See notes 1 and 15 to the consolidated financial statements included in our Form 10-K regarding assumptions underlying the valuation of equity awards.

AMERICAN TOWER CORPORATION 2015 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Director Compensation

(2)	As of December 31, 2014, each non-management Director who served on our Board during 2014 held the following outstanding options to purchase Common Stock. As of December 31, 2014, all of the following options were fully vested and exercisable:

Name	Number of Securities Underlying Outstanding Options (#)	Option Exercise Price ($)	Option Grant Date
Raymond P. Dolan	5,000	$37.70	3/17/2008
	7,152	$28.39	3/10/2009
	4,167	$43.11	3/10/2010
	3,653	$50.78	3/10/2011
	3,590	$62.00	3/12/2012
	3,239	$76.90	3/11/2013
	5,054	$81.18	3/10/2014
Ronald M. Dykes	5,000	$37.70	3/17/2008
	7,152	$28.39	3/10/2009
	4,167	$43.11	3/10/2010
	3,653	$50.78	3/10/2011
	3,590	$62.00	3/12/2012
	3,239	$76.90	3/11/2013
	5,054	$81.18	3/10/2014
Carolyn F. Katz	10,000	$31.50	3/1/2006
	10,000	$37.52	3/15/2007
	5,000	$37.70	3/17/2008
	7,152	$28.39	3/10/2009
	4,167	$43.11	3/10/2010
	3,653	$50.78	3/10/2011
	3,590	$62.00	3/12/2012
	3,239	$76.90	3/11/2013
	5,054	$81.18	3/10/2014
Gustavo Lara Cantu	3,653	$50.78	3/10/2011
	3,590	$62.00	3/12/2012
	3,239	$76.90	3/11/2013
	5,054	$81.18	3/10/2014
JoAnn A. Reed	25,000	$40.34	8/1/2007
	5,000	$37.70	3/17/2008
	7,152	$28.39	3/10/2009
	4,167	$43.11	3/10/2010
	3,653	$50.78	3/10/2011
	3,590	$62.00	3/12/2012
	3,239	$76.90	3/11/2013
	5,054	$81.18	3/10/2014
Pamela D.A. Reeve	10,000	$31.50	3/1/2006
	10,000	$37.52	3/15/2007
	5,000	$37.70	3/17/2008
	7,152	$28.39	3/10/2009
	4,167	$43.11	3/10/2010
	3,653	$50.78	3/10/2011
	3,590	$62.00	3/12/2012
	3,239	$76.90	3/11/2013
	5,054	$81.18	3/10/2014
David E. Sharbutt	12,500	$35.72	9/1/2006
	10,000	$37.52	3/15/2007
	5,000	$37.70	3/17/2008
	4,167	$43.11	3/10/2010
	3,653	$50.78	3/10/2011
	3,590	$62.00	3/12/2012
	3,239	$76.90	3/11/2013
	5,054	$81.18	3/10/2014
Samme L. Thompson	10,000	$31.50	3/1/2006
	10,000	$37.52	3/15/2007
	5,000	$37.70	3/17/2008
	7,152	$28.39	3/10/2009
	4,167	$43.11	3/10/2010
	3,653	$50.78	3/10/2011
	3,590	$62.00	3/12/2012
	3,239	$76.90	3/11/2013
	5,054	$81.18	3/10/2014

AMERICAN TOWER CORPORATION 2015 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Director Compensation

(3)	Mr. Macnab joined the Board in December 2014.

In February 2015, based on review of peer group and benchmarking analyses, we did not change our non-management Director compensation.

In addition, Directors are eligible to receive grants of fully vested options to purchase shares of our Common Stock and fully vested RSUs, which will typically be based on an award value of $240,000 in the year he or she is first elected to the Board and $150,000 annually thereafter.

AMERICAN TOWER CORPORATION 2015 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Securities Authorized For Issuance under Equity Compensation Plans

Securities Authorized For Issuance under Equity Compensation Plans

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2014.

EQUITY COMPENSATION PLAN INFORMATION

	Number of securities to be issued upon exercise of outstanding options, warrants and rights(2)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)
Plan Category	(a)	(b)	(c)
Equity compensation plans/arrangements approved by the stockholders(1)	8,267,252	$62.14	17,649,224
Equity compensation plans/arrangements not approved by the stockholders	N/A	N/A	N/A
Total	8,267,252		17,649,224

(1)	Includes the 1997 Stock Option Plan, as amended, the 2007 Equity Incentive Plan and the American Tower Corporation 2000 Employee Stock Purchase Plan (ESPP).

(2)	Column (a) includes 1,758,817 shares underlying outstanding unvested RSUs and 6,508,435 shares underlying outstanding stock options. Because there is no exercise price for RSUs, such awards are not included in the weighted-average exercise price in column (b).

(3)	Includes 3,361,097 shares available for issuance under the ESPP and 14,288,127 shares available for grant under the 2007 Equity Incentive Plan as of December 31, 2014. Under the 2007 Equity Incentive Plan, we are authorized to grant various types of stock-based awards, including stock options, restricted stock, RSUs, stock equivalents and awards of shares of Common Stock that are not subject to restrictions or forfeiture. As the 1997 Stock Option Plan, as amended, terminated in November 2007 upon the tenth anniversary of its effective date, the remaining shares subject to the 1997 Stock Option Plan are no longer available for issuance.

AMERICAN TOWER CORPORATION 2015 PROXY STATEMENT

Proposal 2 Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee has selected, and the Audit Committee and the Board of Directors recommend stockholder ratification of, the firm of Deloitte & Touche LLP as our independent registered public accounting firm for year ended December 31, 2015. Deloitte & Touche LLP has served as our independent registered public accounting firm since our inception.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire and will also be available to respond to appropriate questions from stockholders.

If the stockholders do not ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm, the Audit Committee will reconsider their selection.

The Audit Committee and the Board of Directors recommend that the stockholders vote FOR the ratification of the selection of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the current fiscal year.

AMERICAN TOWER CORPORATION 2015 PROXY STATEMENT

Proposal 3 Advisory Vote on Executive Compensation

Pursuant to Section 14A of the Exchange Act, we are providing our stockholders the opportunity to approve, on an advisory basis (a “say-on-pay” vote), the compensation of our named executive officers as described in “Compensation Discussion and Analysis” and related tabular and narrative disclosures in this Proxy Statement. We intend to submit our executive compensation to an advisory vote annually, consistent with the advisory vote of our stockholders at our 2011 Annual Meeting of Stockholders. Accordingly, the next advisory vote of our stockholders on executive compensation will be held at our 2016 Annual Meeting of Stockholders.

We believe that our executive officers play a critical role in the financial, strategic and operational performance of the Company that creates long-term stockholder value. Accordingly, our executive compensation philosophy is to create a balance that achieves our executive retention objectives, while rewarding our executive officers under a philosophy of pay-for-performance through an appropriate combination of base salary, performance bonus awards and long-term, equity-based compensation. Our executive compensation objectives include retaining our executive officers and aligning their interests with stockholder interests, rewarding our executive officers for individual performance that furthers the Company’s achievement of its business strategies, and rewarding our executive officers for contributions to overall Company performance. Stockholders are urged to read the “Compensation Discussion and Analysis,” accompanying compensation tables and related narrative disclosures in this Proxy Statement, which more thoroughly discuss our compensation philosophy and determinations. The Compensation Committee and the Board believe that our executive compensation program and policies are effective in implementing our compensation philosophy and in achieving its goals. Highlights of our executive compensation program and policies include the following:

•	Annual performance bonus awards tied directly to accomplishment of specific financial, strategic, organizational development and operational performance goals; 50% of the award encourages executive collaboration in the achievement of pre-established Company financial targets (total rental and management revenue and Adjusted EBITDA) and 50% of the award encourages individual executive achievement of pre-established strategic, organizational development and operational performance goals (for example, driving process efficiency, enhancing the Company’s strategic and financial position and developing talent), including certain budget metrics.

•	Target compensation packages weighted towards equity-based incentive awards to focus executives on long-term value creation and provide an appropriate balance with the short-term performance-driven bonus award. In addition, the vast majority of the targeted mix of compensation for our executives consists of variable pay elements.

•	Introduction of PSUs in our long-term incentive plan to further enhance our pay-for-performance philosophy.

•	Compensation determinations influenced by Company performance against external measures (for example, in 2014 the Company generated a total annual TSR of approximately 26%).

•	Equity vesting upon a change in control only upon a termination of employment (a “double-trigger”) with no tax gross-ups provided.

•	Retirement and welfare benefits consistent with all employees, with no pension or deferred compensation plans for executive officers and limited perquisites.

•	Annual performance bonus awards and long-term, equity-based awards with terms that, in certain circumstances, allow the Company to “claw back” cash and shares received pursuant to such awards or require the payment to the Company of all gains realized upon disposition of such shares under certain circumstances.

AMERICAN TOWER CORPORATION 2015 PROXY STATEMENT

PROPOSAL 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION

•	Stock ownership guidelines that require each executive to own a number of shares at a multiple of his or her annual base salary (five times base salary for our Chief Executive Officer, and three times base salary for our other executive officers who report directly to our Chief Executive Officer).

•	An annual risk review of the Company’s compensation programs to determine if any elements of these programs create an inappropriate level of risk.

Required Vote

Approval of this resolution requires the affirmative vote of a majority of the votes cast by or on behalf of the holders of Common Stock at the Annual Meeting. While this vote is required by law, it will neither bind the Company or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board. However, the Board encourages all stockholders to vote their shares on this matter, and will consider the outcome of the vote in future executive compensation decisions.

The Board of Directors unanimously recommends that the stockholders vote FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

AMERICAN TOWER CORPORATION 2015 PROXY STATEMENT

Additional Information

Other Matters

The Board does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the meeting, it is the intention of the persons named in the accompanying proxy or their substitutes acting thereunder, to vote, or otherwise act, in accordance with their best judgment on those matters.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our Directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Such officers, Directors and ten-percent stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file. We reviewed copies of the forms received by us or written representations from certain reporting persons that they were not required to file a Form 5. Based solely on that review, we believe that, during the fiscal year ended December 31, 2014, our officers, Directors and ten-percent stockholders complied with all Section 16(a) filing requirements applicable to them.

Proposals of Stockholders

Pursuant to Rule 14a-8 promulgated under the Exchange Act, to be included in the Proxy Statement and form of proxy relating to our 2016 Annual Meeting, we must receive any proposals of stockholders intended to be presented at the meeting no later than December 11, 2015. In addition, any proposals must comply with the other requirements of Rule 14a-8.

Under our advance notice provisions in our By-Laws, if a stockholder wants to submit a proposal for the 2016 Annual Meeting for presentation at the meeting pursuant to Delaware corporate law (as opposed to inclusion in the Proxy Statement under Rule 14a-8), or intends to nominate a person as a candidate for election to the Board directly, the stockholder can submit the proposal or nomination between January 21, 2016, which is 120 days before the anniversary of the 2015 Annual Meeting, and the close of business on February 20, 2016, which is 90 days before such anniversary. If the 2016 Annual Meeting is held more than 30 days before or more than 70 days after the anniversary of the 2015 Annual Meeting, the stockholder must submit any such proposal or nomination no earlier than the 120th day before the 2016 Annual Meeting and by the later of the 90th day before the 2016 Annual Meeting or the tenth day following the day on which public disclosure of the date of the 2016 Annual Meeting is first made. In addition, any proposals must comply with the other requirements of our By-Laws.

If you wish to present a proposal before the 2016 Annual Meeting, but do not wish to have the proposal considered for inclusion in the Proxy Statement and proxy card, you must also give written notice to us at American Tower Corporation, 116 Huntington Avenue, Boston, Massachusetts 02116, Attention: Secretary. If you fail to deliver that notice so that the Secretary receives it on or before February 24, 2016, then proxies designated by the Board will have discretionary authority to vote on any such proposal.

Householding of Annual Meeting Materials

The SEC has also adopted a “householding” rule, which we have implemented for current and future stockholder communications, that permits us to deliver a single set of proxy materials to a household, even though two or more stockholders live under the same roof or a stockholder has shares registered in multiple accounts. This rule enables us to reduce the expense of printing and mailing associated with proxy materials and reduces the amount of duplicative information you may receive. Your consent will continue for

AMERICAN TOWER CORPORATION 2015 PROXY STATEMENT

ADDITIONAL INFORMATION

as long as you remain a stockholder of the Company, unless you revoke it, which you may do at any time if you write or call Broadridge at the following address or phone number: Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717 (800-542-1061). If you revoke your consent, we will begin sending separate copies within 30 days of the receipt of your revocation.

Some banks, brokers and other nominee record holders may be participating in the practice of householding notices, proxy statements and annual reports. We will promptly deliver a separate copy of each document to you if you write or call us at the following address or phone number: American Tower Corporation, 116 Huntington Avenue, Boston, Massachusetts 02116, Attention: Investor Relations (617-375-7500). If you wish to receive separate copies of the notice, proxy statement or annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

Annual Report on Form 10-K

A copy of our Form 10-K for the year ended December 31, 2014, as filed with the SEC, excluding exhibits, will be furnished without charge to any stockholder upon request. Please write or call us at the following address or phone number: American Tower Corporation, 116 Huntington Avenue, Boston, Massachusetts 02116, Attention: Investor Relations (617-375-7500).

By Order of the Board of Directors,

James D. Taiclet, Jr.

Chairman of the Board, President and

Chief Executive Officer

Boston, Massachusetts

April 9, 2015

AMERICAN TOWER CORPORATION 2015 PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement and 2015 Annual Report are available at www.proxyvote.com

AMERICAN TOWER CORPORATION

116 HUNTINGTON AVENUE, 11th FLOOR

BOSTON, MASSACHUSETTS 02116

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of American Tower Corporation (“American Tower”), having received the Notice and Proxy Statement dated April 9, 2015, hereby appoints JAMES D. TAICLET, JR. and EDMUND DISANTO, and each of them, as proxies, each with the power to act without the other and with full power of substitution, for the undersigned to vote the number of shares of common stock, $.01 par value per share, of American Tower that the undersigned would be entitled to vote if personally present at the 2015 Annual Meeting of Stockholders to be held on May 20, 2015 at 11:00 a.m., local time, in the Braemore/Kenmore Room at the Colonnade Hotel, 120 Huntington Avenue, Boston, Massachusetts 02116 and at any adjournment or postponement thereof, on the matters listed on the reverse side that are more particularly described in the Proxy Statement dated April 9, 2015.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THE PROXIES WILL VOTE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS ON EACH OF THE MATTERS LISTED ON THE REVERSE SIDE OF THIS CARD AND, AT THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

  Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions until 11:59 P.M., Eastern Time, the day before the annual meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

    TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposal 1:

1.	Election of Directors
Nominees:

		For	Against	Abstain

1a.	Raymond P. Dolan	☐	☐	☐

1b.	Carolyn F. Katz	☐	☐	☐

1c.	Gustavo Lara Cantu	☐	☐	☐

1d.	Craig Macnab	☐	☐	☐

1e.	JoAnn A. Reed	☐	☐	☐

1f.	Pamela D.A. Reeve	☐	☐	☐

1g.	David E. Sharbutt	☐	☐	☐

1h.	James D. Taiclet, Jr.	☐	☐	☐

1i.	Samme L. Thompson	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated			☐

Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

The Board of Directors recommends you vote FOR proposals 2 and 3:

		For	Against	Abstain
2.	To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2015.	☐	☐	☐

3.	To approve, on an advisory basis, the Company’s executive compensation.	☐	☐	☐

NOTE:	To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

Signature (Joint Owners)	Date